Exhibit 99.2

ADDITIONAL INFORMATION RELATING TO THE PROVINCE 1

[1]	Any dollar amounts in Exhibit 99.2 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

Ontario and the G20, Unemployment Rates, 2000–2013	64
Ontario and the G20, CPI Inflation Rates, 2000–2013	66

Ontario, International Merchandise Trade
Ontario, International Merchandise Exports by Major Commodity, 2013	68
Ontario, International Merchandise Imports by Major Commodity, 2013	69
Ontario, International Merchandise Exports by Top 25 Trading Partners, 2013	70
Ontario, International Merchandise Imports by Top 25 Trading Partners, 2013	71

Demographic Characteristics
Ontario, Selected Demographic Characteristics, 2006–2014	72
Ontario, Components of Population Growth, 2004–05 to 2013–14	73

Ontario Labour Markets
Ontario, Labour Force, 2000–2013	74
Ontario, Employment, 2000–2013	75
Ontario, Unemployment, 2000–2013	76
Employment Insurance (EI) and Social Assistance, 2000–2013	77
Ontario, Labour Compensation, 2000–2013	78
Ontario, Employment by Occupation, 2000–2013	79
Ontario, Distribution of Employment by Occupation, 2002–2013	80
Ontario, Employment by Industry, 2000–2013	81
Ontario, Employment by Industry, Annual Change, 2000–2013	83
Ontario, Employment Level by Economic Regions, 2003–2013	84
Ontario, Employment Level by Industry for Economic Regions, 2013	85
Ontario Economic Regions	87
(Note: Data in the tables may not add to totals due to rounding.)

OVERVIEW

Area and Population

The Province of Ontario covers an area of approximately 1,076,395 square kilometres (415,598 square miles), about 10.8% of Canada, and is about 11.0% as large as the United States. The estimated population of Ontario on July 1, 2014 was 13.7 million, or 38.5% of Canada’s population of 35.5 million. Since 1993, the populations of Ontario and Canada have increased at average annual rates of 1.2% and 1.0%, respectively. Although it constitutes only 12% of the area of the Province, southern Ontario is home to approximately 94.1% of its population (as of July 1, 2013). The population of the Greater Toronto Area, the largest metropolitan area in Canada, was estimated to be 6.5 million on July 1, 2013.

Government

Canada is a federation with a parliamentary system of government. Constitutional responsibilities are divided between the federal government, the 10 provinces and the 3 territories.

The Premier of the Province of Ontario (the “Premier”) is traditionally the leader of the political party with the greatest number of members elected to the Legislative Assembly. The Cabinet through the Lieutenant Governor, who represents the Crown, formally exercises executive power. Cabinet ministers are usually nominated from among members of the Premier’s party. The Legislative Assembly consists of 107 seats, each representing a specified territorial division of the Province, and is elected for a four-year term. A dissolution of the Legislative Assembly prior to the end of the four-year term may be requested by the Premier at the Premier’s own volition or if the government loses the confidence of the Legislative Assembly by being defeated on an important vote.

The last Provincial election was held on June 12, 2014. The Ontario Liberal Party currently has 58 seats in the Legislative Assembly, the Progressive Conservative Party of Ontario has 28 seats, the New Democratic Party of Ontario has 20 seats and there is 1 vacant seat. The current government of the Province is formed by the Ontario Liberal Party.

Constitutional Framework

Canada is a federation and its constitution (“Constitution”) establishes the division of responsibilities between the federal and provincial levels of government. Each provincial government and the federal government has supremacy within its respective sphere of assigned responsibilities. Jurisdiction over the establishment and operation of municipalities is granted exclusively to the provinces.

The federal government is empowered to raise money by any mode or system of taxation. It has exclusive jurisdiction over such matters as the regulation of trade and commerce, currency and coinage, banks and banking, national defence, foreign affairs, postal services, railways and navigation, as well as those areas not exclusively assigned to the provinces. Each province has authority to raise revenue through direct taxation within the province. Areas of provincial constitutional authority include health care, education, social services, municipal institutions, property and civil rights, and natural resources.

Operational Framework

Ontario administers its constitutional responsibilities through government ministries and provincially created bodies such as government-owned corporations (“Crown corporations”), agencies, boards, commissions, municipalities, school boards and hospital boards. The use of these quasi-independent bodies decentralizes the administration of provincial responsibilities. However, the Province has elected to centralize the financing of these bodies by retaining the major taxing and borrowing powers at the provincial level. Some municipalities borrow in their own names in various capital markets as did Ontario Hydro prior to its restructuring in April 1999.

Implications for Provincial Financial Statements

The provincial governments’ delivery of services in areas such as health, postsecondary education and social assistance has been supported by transfer payments from the federal government, often established through federal-provincial agreements. In fiscal year 2014-15, approximately 18.5% of the Province’s revenue is expected to come from federal transfers.

Federal-provincial funding arrangements can be complex and extensive, involving financial relationships between the Province, the federal government and provincially-created bodies. These financial interrelationships are important in understanding the revenue, expense and financing activity of the Province. Investing in provincially- created bodies has an impact on the reporting of assets. As at March 31, 2014, approximately 23.4% (2013, 23.4%) of the Financial Assets of the Province could be attributed to these intermediary activities.

Foreign Relations

The Province has no direct diplomatic relations with foreign countries, but has developed a high degree of international activity in order to facilitate investment in Ontario.

The Budget and Quarterly Reporting

Traditionally, a Budget is tabled each year by the Ontario Minister of Finance in the Legislative Assembly, setting out the expense and revenue forecast for activities to be undertaken for Provincial purposes. In addition, the Fiscal Transparency and Accountability Act, 2004 (the “FTAA”) requires the Minister of Finance to release specified information to the public. In accordance with the FTAA, a publication entitled Ontario Finances provides a quarterly update to reflect in-year developments, budget performance and policy actions, and the Ontario Economic Outlook and Fiscal Review traditionally provides a more comprehensive update of second quarter numbers. The FTAA, among other things, also requires that quarterly information about Ontario’s economic accounts be released to the public.

PUBLIC FINANCE

Revenue - Taxation

For the year ended March 31, 2014

This schedule summarizes the sources of the Province’s revenue by main classification.

	2014 $	2013 $
TAXATION

Personal Income Tax	26,928,850,454	25,573,836,197
Sales Tax	20,481,137,704	20,957,365,596
Corporations Tax	11,422,895,621	12,093,047,448
Education Property Tax	5,456,818,494	5,510,541,765
Employer Health Tax	5,282,545,110	5,137,107,267
Ontario Health Premium	3,128,109,437	3,066,623,565
Gasoline Tax	2,363,021,552	2,390,305,974
Land Transfer Tax	1,601,495,421	1,476,576,552
Tobacco Tax	1,110,166,339	1,141,960,327
Fuel Tax	718,076,869	709,862,784
Beer and Wine Tax	557,002,644	560,453,625
Electricity Payments-In-Lieu of Taxes	543,000,000	324,000,000
Corporation Preferred Share Dividend Tax	181,339,633	206,112,308
Estate Administration Tax	142,782,976	128,133,244
Gross Revenue Charge – Property Tax Component	19,040,811	18,160,362
Provincial Land Tax	12,024,676	7,222,129
Mining Profits Tax	11,728,509	110,479,545
Race Tracks Tax	4,227,018	4,540,538
Acreage Tax – The Mining Act	1,745,550	1,973,765

TOTAL TAXATION	79,966,008,818	79,418,302,991

Source: Ontario Ministry of Finance

For 2014, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $40,120; 9.15% for taxable income over $40,120 and up to $80,242; 11.16% for taxable income over $80,242 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2013, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $39,723; 9.15% for taxable income over $39,723 and up to $79,448; 11.16% for taxable income over $79,448 and up to $509,000; and 13.16% for taxable income over $509,000. For 2012, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $39,020; 9.15% for taxable income over $39,020 and up to $78,043; 11.16% for taxable income over $78,043 and up to $500,000; and 12.16% for taxable income over $500,000. Ontario non-refundable tax credits are provided for individual and family circumstances (e.g., basic amount, spouse, medical expenses) at the rate of 5.05% (11.16% for charitable donations in excess of $200), before calculating the provincial surtax or Ontario Tax Reduction. Ontario non-refundable tax credit amounts are indexed annually.

Higher-income earners are subject to a surtax. For 2014, the surtax is equal to 20% of Ontario income tax in excess of $4,331, plus 36% of Ontario income tax in excess of $5,543. For 2013, the surtax is equal to 20% of Ontario income tax in excess of $4,289, plus 36% of Ontario income tax in excess of $5,489. For 2012, the surtax is equal to 20% of Ontario income tax in excess of $4,213, plus 36% of Ontario income tax in excess of $5,392.

The Ontario Tax Reduction eliminates Ontario personal income tax if Ontario tax payable is below a threshold amount. If Ontario tax exceeds the taxfiler’s threshold amount, the individual may be eligible to pay a reduced amount of Ontario tax. For 2014, the basic threshold amount is $223 and the additional amount for each dependent child aged 18 and under and each disabled or infirm dependant is $413. For 2013, the basic threshold amount is $221 and the additional amount for each dependent child aged 18 and under and each disabled or infirm dependant is $409. For 2012, the basic threshold amount is $217 and the additional amount for each dependent child aged 18 and under, and each disabled or infirm dependant is $401.

The Harmonized Sales Tax (HST) is a single value-added sales tax based on the Federal Goods and Services Tax (GST). It is imposed under Federal legislation. The provincial portion of the HST is 8% and the federal portion is 5%, for a combined HST rate of 13%. Responsibility for the collection of the tax rests with the Federal Government. HST revenues are distributed to the Province based on a revenue allocation formula. Ontario also maintains an 8% sales tax on certain types of insurance and a 13% sales tax on private transfers of used vehicles. Ontario administers both the sales tax on insurance premiums and on private sales of used vehicles. The Sales Tax amounts reported by the Province are net of sales tax credits of $1,637,351,687 in 2013-14 and $1,602,163,031 in 2012-13.

Corporations Tax is comprised of the following taxes on income and insurance premiums. Details of these taxes follow. Ontario eliminated its corporate capital tax effective July 1, 2010.

Income tax: The general statutory Corporate Income Tax (CIT) rate of 14% was reduced to 12% on July 1, 2010 and to 11.5% on July 1, 2011. The general CIT rate was scheduled to be further reduced to 11% on July 1, 2012 and to 10% on July 1, 2013. However, the 2012 Ontario Budget and budget bills froze the general CIT rate at 11.5%. The Government announced that it would take steps to re-institute these CIT rate reductions when Ontario’s budget is balanced, which is anticipated in 2017-18. Active business income from manufacturing and processing (M&P), mining, logging, fishing and farming is subject to a lower CIT rate of 10%, effective July 1, 2010. Small Canadian-controlled private corporations (CCPCs) are also eligible for a lower CIT rate of 4.5%, effective July 1, 2010, on the first $500,000 of Ontario ‘active business income. Effective for taxation years ending after May 1, 2014 (prorated for taxation years, the lower CIT rate of 4.5% is phased out for large CCPCs (and associated groups of CCPCs) with more than $10 million in taxable capital employed in Canada in the previous year and is fully eliminated for large CCPCs (and associated groups of CCPCs) with taxable capital employed in Canada in the previous year in excess of $15 million. The Province also levies a Corporate Minimum Tax (“CMT”), on large corporations that effectively acts as a pre-payment of regular CIT. CMT is calculated as the amount by which 2.7% of adjusted net income for accounting purposes exceeds CIT payable.

Insurance premiums tax: Insurance companies that transact business in Ontario are subject to a 2% insurance premiums tax on accident and sickness and life insurance premiums, 3% on any other type of insurance premiums and an additional 1/2% on property insurance premiums. Other corporations are also subject to these same rates of insurance premiums tax on premiums paid to unlicensed insurers. All corporations are also subject to a 2% insurance premiums tax for payments made in respect of uninsured benefit arrangements.

Education property taxes are collected by municipalities in areas with municipal organization and areas deemed to be attached to the municipality. The Ministry of Finance collects the tax in areas without municipal organization. The taxes collected are transferred to school boards for the purposes of funding education. Under the Education Act, the Minister of Finance sets the property tax rate for each property class. These rates are set annually. Rates the commercial, industrial and pipeline property classes vary across the Province. The rate for the residential property class is the same across the Province. For 2014 the rate was 0.203%. The Education Property Tax amounts shown are net of $1,071,091,728 in property tax credits and grants in 2013-14 and $946,345,000 in 2012-13. The amounts also reflect a number of rebates, reductions and exemptions available across the Province.

The Employer Health Tax is paid by employers on their Ontario payroll. Employers with annual Ontario payroll of $200,000 or less calculate tax payable at 0.98% of their taxable annual Ontario payroll; employers with annual Ontario payroll over

$200,000 and up to $400,000 calculate tax payable at graduated rates that apply to their taxable annual Ontario payroll starting at 1.101% through to 1.829%; and employers with annual Ontario payroll in excess of $400,000 calculate tax payable at 1.95% of their taxable annual Ontario payroll. A private sector employer does not pay tax on the first $400,000 of the employer’s Ontario payroll. Private sector employers who are associated with one another are required to share this exemption. Beginning January 1, 2014, the exemption amount was increased from $400,000 to $450,000. In addition, if an employer has an Ontario payroll in excess of $5,000,000 or if the employer together with all the employers who are associated with the employer have a combined Ontario payroll in excess of $5,000,000, the exemption amount for the employer is nil Registered charities continue to claim the tax exemption at all payroll sizes.

Gasoline Tax is levied on gasoline, aviation fuel and propane used in a licensed motor vehicle. The tax rate for gasoline is 14.7 cents per litre. The tax rate for propane used in licensed motor vehicles is 4.3 cents per litre. For aviation fuel, the tax rate is as follows:

•	2.7 cents per litre for fuel purchased after December 31, 1991 and before September 1, 2014

•	3.7 cents per litre for fuel purchased after August 31, 2014 and before April 1, 2015

•	4.7 cents per litre for fuel purchased after March 31, 2015 and before April 1, 2016

•	5.7 cents per litre for fuel purchased after March 31, 2016 and before April 1, 2017

•	6.7 cents per litre for fuel purchased after March 31, 2017

The majority of tax is collected for the Province by Ministry designated gasoline, propane, and aviation fuel wholesalers.

Land Transfer Tax is payable on the transfer of land or an interest of land in Ontario. One-half of 1% is levied on the value of consideration for the conveyance up to and including $55,000; 1.0% on the value of consideration exceeding $55,000 up to and including $250,000; 1.5% on the value of consideration exceeding $250,000; and, where the value of the consideration exceeds $400,000 and the property contains one or two single family residences, an additional tax of one-half of 1% applies on the value of consideration exceeding $400,000. First time home buyers who purchase newly constructed homes or resale homes are eligible to receive a refund of land transfer tax of up to $2,000.

Tobacco Tax covers all forms of tobacco products. As of May 2, 2014 the specific tax rate per cigarette and per gram or part gram of fine cut tobacco and all other tobacco products except cigars is 13.975 cents. The rate of tax on cigars is 56.6% of the taxable price. The majority of tax is collected for the Province by Ministry designated tobacco and cigar wholesalers.

Fuel Tax is levied on every purchaser of clear middle distillate fuel used in internal combustion engines. The fuel tax rate is 14.3 cents per litre, unless the fuel is used in railway equipment, in which case the rate is 4.5 cents per litre. The majority of tax is collected for the Province by Ministry designated wholesalers.

Beer and Wine Taxes were effective July 1, 2010. These taxes replaced certain alcohol charges and were revenue neutral for the Ontario Government. Taxes apply on every purchaser of beer from a beer manufacturer’s on-site store, The Beer Store, or a licensed establishment. Taxes are also imposed on purchasers of draft beer made by a brew pub and wine and wine coolers from a winery retail store.

Electricity payments in lieu of taxes (PILs) are made by OPG, HOI and municipal electric utilities to the Ontario Electricity Financial Corporation (OEFC). OEFC is the Ontario Hydro successor company that is responsible for servicing and retiring the debt and certain other liabilities of the former Ontario Hydro. All PILs received by OEFC are used to service and retire its obligations. The amount of PILs replicates the amount of tax that would be payable under the Income Tax Act (Canada) and Taxation Act, 2007 (Ontario) if these publicly owned corporations were not exempt from federal and provincial corporate taxes. These corporations also make payments in lieu of additional property taxes.

The federal government remits to the Province 35% of the net taxes that it collects with respect to preferred share dividends paid by corporations with operations in Ontario.

The Estate Administration Tax is payable by the estate of a deceased person in respect of the value of the person’s estate. The amount of tax is equal to $5 for each $1,000, or part thereof, of the first $50,000 of the value of the estate and $15 for each $1,000, or part thereof, of the value of the estate exceeding $50,000. If the value of the estate does not exceed $1,000, the estate is exempt from this tax.

The Gross Revenue Charge (GRC) is payable to the Ministry of Finance by hydro-electric generating stations owners and water power leaseholders. Effective January 1, 2001, the existing property taxes and water rental charges paid by hydro-electric generating station owners and water power leaseholders were replaced with taxes and charges on the gross revenues of hydro-electric generating stations. The Property Tax component is included as taxation for the Province and the Water Rental component of the GRC is included under Other Revenue – Royalties.

Provincial Land Tax is levied on land in areas without municipal organization at the rates prescribed by regulation. The rate that applies depends on which property class the land is classified and whether the land is in a locality as defined by the Assessment Act.

Ontario levies a mining tax on profits in excess of $500,000 derived from Ontario mining operations (excluding diamond-mining). The tax rate applied to non-remote mines is 10%. An exemption is available for up to $10 million of profit earned in the first 3 years by a new non-remote mine or a major expansion of an existing non-remote mine. Remote mines are eligible for a reduced mining tax rate of 5%. An exemption is available for up to $10 million of profit earned in the first 10 years by a new mine opened in a remote Ontario location. Diamonds are excluded from mining tax and are subject to a royalty on the value of a diamond mine’s output. The royalty rate is the lesser of 13% and the amount calculated on the value of output according to a graduated rate scale.

The Race Tracks Tax, which is collected by the operators of race meets and remitted to the Province, is levied at the rate of 0.5% on all wagers.

The Acreage Tax is a tax levied on patented mining rights at a rate of 50 cents per acre per year with a minimum payment of $1 in organized municipalities and $4 in unorganized municipalities.

The Ontario Health Premium is paid by individuals and is calculated based on and individual’s taxable income. The Ontario Heath Premium for individuals is nil for individuals with taxable income of $20,000 or less. For individuals with taxable income over $20,000 the Ontario Health premium is calculated as follows:

•	if an individual’s taxable income is more than $20,000 but not more than $25,000 the premium is 6% of the individual’s taxable income that exceeds $20,000.

•	if an individual’s taxable income is more than $25,000 but not more than $36,000, the premium is $300.

•	if an individual’s taxable income is more than $36,000 but not more than $38,500 the premium is $300 plus 6% of the individual’s taxable income that exceeds $36,000.

•	if an individual’s taxable income is more than $38,500 but not more than $48,000, the premium is $450.

•	if an individual’s taxable income is more than $48,000 but not more than $48,600 the premium is $450 plus 25% of the individual’s taxable income that exceeds $48,000 .

•	if an individual’s taxable income is more than $48,600 but not more than $72,000, the premium is $600.

•	if an individual’s taxable income is more than $72,000 but not more than $72,600, the premium is $600 plus 25% of the individual’s taxable income that exceeds $72,000.

•	if an individual’s taxable income is more than $72,600 but not more than $200,000, the premium is $750.

•	if an individual’s taxable income is more than $200,000 but not more than $200,600, the premium is $750 plus 25% of the individual’s taxable income that exceeds $200,000.

•	if an individual’s taxable income is more than $200,600, the premium is $900.

Revenue - Non-tax

For the year ended March 31, 2014

	2014 $	2013 $
GOVERNMENT OF CANADA

Canada Health Transfer	11,940,375,000	11,315,154,000
Canada Social Transfer	4,688,634,000	4,590,792,000
Equalization	3,169,357,000	3,260,666,000
Labour Market Development Agreement	622,514,780	607,074,327
Social Housing Agreement	474,114,712	482,694,567
Indian Welfare Services Agreement	226,737,744	220,250,058
Labour Market Agreement	192,529,000	189,935,784
Infrastructure Programs	122,893,336	116,438,044
Wait Times Reduction Fund	96,281,000	96,823,000
Bilingualism Development	85,154,040	88,135,338
Labour Market Agreement for Persons with Disabilities	76,411,477	76,411,478
Youth Criminal Justice Act	52,433,204	65,544,142
Legal Aid – Criminal	51,336,853	50,277,124
Growing Forward	35,079,488	34,306,398
Student Assistance	23,948,215	23,754,755
Immigration Holds Agreement	21,233,740	17,445,914
Targeted Initiative for Older Workers	11,669,804	13,467,365
Electronic Medical Record (EMR) Project	11,055,500	13,248,500
Bridge Training Program	6,240,000	10,000,000
Interoperable Electronic Health Record Project (iEHR/HIAL)	5,152,686	4,005,899
Police Officers Recruitment Fund	0	31,360,000
Other	363,467,833	353,063,330

TOTAL GOVERNMENT OF CANADA	22,276,619,412	21,660,848,023

Source: Ontario Ministry of Finance

The Canada Health Transfer (“CHT”) is a federal block cash transfer that supports health care spending in the provinces and territories. The CHT is allocated among provinces and territories based on population and the value of personal and corporate income tax points transferred to provinces in 1977-78. To receive CHT cash transfers, provinces and territories must comply with the principles of the Canada Health Act.

The Canada Social Transfer (“CST”) is a federal block cash transfer that supports provincial and territorial expenditures on postsecondary education, social assistance and other social programs. Since 2007-08, the CST has been allocated to provinces and territories on an equal per capita cash basis. To receive CST cash transfers, provinces and territories cannot impose residency requirements in determining eligibility for social assistance.

Equalization is the federal government’s transfer program for addressing fiscal disparities among provinces. Equalization payments are unconditional – receiving provinces are free to spend the funds according to their own priorities.

On November 23, 2005 the Government of Ontario and the Government of Canada entered into a Labour Market Development Agreement (“LMDA”), which provides for the transfer to Ontario of labour market development programs and services previously run by the federal government. LMDA funding supports Ontario’s skills and employment training programs, particularly for those who are eligible for Employment Insurance (“EI”) benefits. The LMDA is funded under the legislative authority of Part II of the Employment Insurance Act.

Social Housing reimbursements are the federal portion of the cost of subsidizing low-rental housing programs. The Province receives funding from the Canada Mortgage and Housing Corporation (“CMHC”) to administer social housing in Ontario.

Indian Welfare Services Agreement payments assist the Province in providing welfare services and programs to persons living on Indian reserves. Under the agreement, the welfare services and programs that are provided on reserves are equal to those available to persons living in other communities.

On February 21, 2008 the Government of Ontario and the Government of Canada signed the Canada-Ontario Labour Market Agreement (“LMA”). The LMA provides funding for labour market programs and services that focus on skills development for unemployed individuals who are not eligible for Employment Insurance benefits and employed individuals who do not have a high school diploma or recognized certification, or who have low levels of literacy and essential skills.

Infrastructure funding to Ontario is provided through the Building Canada Fund, the Agreement for Investment in Affordable Housing, and other agreements that support construction, renewal, improvement and expansion of the Province’s physical capital, including roads, bridges, public transit and water systems.

The Wait Times Reduction Fund was established at the September 2004 First Ministers’ Meeting to assist provinces and territories in reducing medical wait times by investing in key activities in areas of training and hiring of health professionals, capacity building for regional centres of excellence and backlog clearance.

Bilingualism Development reimbursements are the federal government’s portion of the cost of providing services in both official languages and of providing adequate educational facilities for teaching the second official language. The federal government also contributes to Ontario’s initiatives in French-language schools, such as the establishment of administrative structures in new French-language school boards, and initiatives designed to improve the achievements of French-language students.

Under the Labour Market Agreement for Persons with Disabilities (“LMAPD”), the federal government provides contributions to the Province to support measures that will enhance the economic participation in the labour market of working age adults with disabilities by helping them prepare for, attain and retain employment.

Youth justice transfer payment programs are ongoing, and mandated under the Youth Criminal Justice Act. The federal government cost shares a portion of the Youth Justice Services expenditures.

Legal Aid payments are the federal government’s contribution to assist in providing legal aid services to economically disadvantaged people in serious criminal matters and proceedings under the Youth Criminal Justice Act. They also help ensure that certain minimum standards of legal aid are maintained in accordance with the Agreement Respecting Legal Aid in Criminal Law, the Youth Criminal Justice Act and immigration and refugee matters.

Growing Forward is a federal-provincial-territorial initiative that supports agriculture business risk management and non-business risk management programs. The Growing Forward Framework Agreement supports the development of a profitable, innovative agri-food sector that is adept at managing risk and responsive to market demands.

Student Assistance includes Canada Study Grants and the administration of Canada Student Loans. Canada Study Grants are provided to students with dependants, high-need part-time students, students with disabilities, and women in doctoral studies.

The Immigration Holds Agreement represents reimbursement by the federal government for the cost of detaining people awaiting an immigration examination, inquiry or removal.

The federal government provides support through the Targeted Initiative for Older Workers (“TIOW”) for employment assistance services and employability improvement activities, such as skills upgrading and work experience, to assist unemployed workers aged 55 to 64 with their return to work.

Funding is received from Canada Health Infoway to support efforts to increase the number of clinicians adopting and using an electronic medical record (“EMR”) system.

The Government of Canada provides funding to the Province for the Ontario Bridge Training Program. The funding supports programs in Ontario that help skilled newcomers get their license or certificate in their profession or trade, so that they can enter the labour market and find employment that matches their education and skills.

Canada Health Infoway’s Interoperable Electronic Health Record (“iEHR”) investment program supports jurisdictional projects that will build interoperable EHR systems. Federal funding to Ontario is provided under the Interoperable Electronic Health Record/Health Information Access Layer (“iEHR/HIAL”) Agreement. These solutions will enable authorized health care providers to view and, in some cases, update a patient’s essential health information.

The federal government announced the creation of the Police Officers Recruitment Fund in the 2008 federal budget to support the efforts of provinces and territories in recruiting additional front-line police officers nationwide who can target local crimes and make communities safer. Funding was allocated to provinces and territories over five years, 2008-09 to 2012-13, on a per capita basis.

Other payments from the federal government included:

a)	Annual subsidies of $8,824,387 under the Constitution Act, 1907; and

b)	Interest of $83,479 on the Common School Fund.

	2014 $	2013 $
INCOME FROM GOVERNMENT ENTERPRISES

Ontario Lottery and Gaming Corporation	2,009,034,000	1,815,991,000
Liquor Control Board of Ontario	1,723,031,000	1,721,054,000
Ontario Power Generation Incorporated	809,000,000	136,000,000
Hydro One Incorporated	796,000,000	796,000,000

TOTAL INCOME FROM GOVERNMENT ENTERPRISES	5,337,065,000	4,469,045,000

Source: Ontario Ministry of Finance

Income from Government Enterprises represents amounts received by the Province from government business enterprises.

The Ontario Lottery and Gaming Corporation (“OLG”) conducts and manages lottery games resort casinos, casinos, and slots on behalf of the Province of Ontario. The Province consolidates the net income from OLG’s lotteries, commercial casinos, casinos and slots. The net income also includes 20% of gross gaming revenue from Caesars Windsor, Casino Niagara, Niagara Fallsview Casino Resort and Casino Rama as well as 20% of gross gaming revenue from its slots at the Great Blue Heron Charity Casino.

In 2013-14 the proceeds from OLG lotteries, casinos and slots were allocated by the Province of Ontario to the following Ministries and programs: $115 million to the Ontario Trillium Foundation for grants to charities and not-for-profit organisations, $39 million to the Ministry of Health and Long-Term Care to support problem gambling and related programs for prevention, treatment and research, $10 million to the Ministry of Tourism, Culture and Sport for direct financial support to Ontario high-performance athletes and enhanced coaching development, with the balance being applied to the Ministry of Health and Long-Term Care for the operation of hospitals.

In 2013-14 the proceeds from OLG commercial casinos were allocated by the Province of Ontario to general government priorities such as health care, education and public infrastructure.

Liquor Control Board of Ontario (“LCBO”) profits are generated from the sale of beer, wine, coolers, and spirits.

Hydro One Incorporated (“Hydro One”) and Ontario Power Generation Incorporated (“OPG”) were created as part of the restructuring of the former Ontario Hydro. Net income from these two corporations is consolidated in the Province’s finances. OPG revenue is derived primarily from the sale of electricity from its generating stations. Hydro One revenue is derived primarily from the transmission and distribution of electricity.

	2014 $	2013 $
OTHER REVENUE

Sales and Rentals	1,159,545,300	1,187,926,122

Fees, Licences and Permits:
Vehicle and Driver Registration Fees	1,248,496,871	1,125,000,811
Other fees and licences:
Local registrars	50,131,898	51,964,891
Personal Property Security Act	42,477,696	40,765,082
Drive Clean	28,244,163	27,784,039
Companies – Incorporations	21,630,744	22,086,798
Gaming Revenues	17,568,745	18,839,928
Other	598,486,402	607,054,999

Total Fees, Licences and Permits	2,007,036,519	1,893,496,548

Royalties:
Gross Revenue Charge – Water Rental Component	118,704,628	114,215,043
Crown Charges – Forestry	33,016,382	27,566,017
Teranet – Polaris Royalties	33,000,000	33,000,000
Other	57,663,758	50,994,057

Total Royalties	242,384,768	225,775,117

Recovery of Prior Years’ Expenditures	788,471,658	677,855,242

Reimbursement of Expenditures	961,984,924	932,365,323

Fines and Penalties	59,516,241

Miscellaneous:
Power Supply Contract Recoveries	1,296,000,000
Electricity Debt Retirement Charge	954,000,000
Net Reduction of Power Purchase Contracts	243,000,000
Independent Electricity System Operator Revenue	159,573,988
Other	460,066,181

Total Miscellaneous	3,112,640,169

TOTAL OTHER REVENUE	8,331,579,579

Source: Ontario Ministry of Finance

Sales and Rentals includes proceeds from the disposal of real property, supplies and equipment, rental of real property, leasing of Crown land and sales of goods and services provided by Provincial institutions.

Vehicle and Driver Registration fees include vehicle registration, carrier, and driver fees. Vehicle registration fees are for the authorization to operate a motor vehicle on a public road. For commercial vehicles the latest fee ranges from $174 to $4,330. The latest fees for passenger vehicles and light commercial vehicles weighing 3,000 kilograms or less used for personal purposes are $90 per year in Southern Ontario and $45 per year in Northern Ontario. Fees for motorcycles and mopeds are $42 and $12 per year respectively in Southern Ontario and $21 and $12 per year respectively in Northern Ontario. Driver fees consist primarily of driver license renewals.

The registrar’s fees consist of fees collected by the Ontario Court (General Division) in estates matters as set by O.Reg. 393/90 made under the Administration of Justice Act and the issuing, signing and filing fees for court related documents in civil matters.

Personal Property registration service fees are remittances for the registration and searches of personal property pledged as collateral to secure a loan. The fees are collected at the time of registration or search.

The modernized Drive Clean program was implemented effective January 1, 2013. Fees for the program are chargeable to the public for vehicle emissions testing, known as a “Drive Clean Emissions test.

Companies’ service fees are remittances for registration, searches and certificates pertaining to incorporations, limited partnerships and business names. The fees are collected at the time of registration or search.

Gaming-related fees collected by the Alcohol and Gaming Commission of Ontario include fees for registering commercial suppliers and gaming employees of charitable gaming events, casinos, charity casinos and slot machine facilities. Also included are fees for issuing licences to conduct and manage lottery schemes such as raffles.

Effective January 1, 2001, persons who by virtue of an agreement, lease or other writing are entitled to occupy public lands are required to pay a water rental charge calculated at a rate of 9.5% on gross revenues from the annual generation from hydro-electric-generating stations. This is the Gross Revenue Charge - Water Rental component.

Crown Charges – Timber royalties are remittances for the harvesting of Crown timber on Crown land or when timber rights are reserved to the Crown on patent land. Crown charges are typically charged on a per cubic metre basis related to the tree species, end products produced and harvest volume. A base price per cubic metre, adjusted annually, is established as a minimum price. The minimum price for most harvested timber during 2013-2014 was set at zero (bioproducts only), $4.32, or $0.59 per cubic metre depending on the tree species and commodity group. The $0.59 per cubic metre reflects the rate for several underutilized species and the economic volatility in the forest industry. A residual value price, based on a percentage of the difference between the cost of manufacturing and the selling price of the forest product, is also assessed. This component based on commodity market prices is adjusted monthly and varied from $0.00 to $20.20 per cubic metre.

Beginning in 2006, funds for the Forest Resource Inventory (“FRI”) have been collected through the stumpage system. In 2013-2014 the FRI rate was set at either $2.50 or $0.59, depending on species group and end-use, and set aside in the Forestry Futures Trust fund account for FRI expenses until a $10 million balance in the FRI account was achieved. After reaching the $10 million level, the FRI charge is set to zero, which occurred for this fiscal year in October 2013. The FRI collection results in no net effect to the forest industry with respect to stumpage charges, as the minimum price is reduced an equivalent amount to FRI charges, while FRI charges are being collected.

Teranet – Polaris Royalties - The Province completed the sale of its 50% ownership in Teranet in 2003-04. As part of this transaction, the Province agreed to suspend royalties from Teranet for a period of 13.67 years to March 31, 2017 in exchange for a lump sum payment of $205 million. The $205 million represents deferred royalties to be earned by the Province in future years and have been recognized in the Province’s accounts as deferred revenue. The deferred revenue is amortized to revenue over the life of the royalty suspension agreement. The annual amortization is $15 million throughout 2016-17.

In 2010-11 the Province negotiated an extension to the original Teranet agreement, resulting in a 50 year extension beyond the original amortization schedule. $1 billion in cash was received in 2010-11, and this amount represents deferred royalties to be amortized over a 56 year period from fiscal 2011-12 to 2066-67. The annual amortization for the extension is $18 million, for a combined total of $33 million per year for the years 2011-12 through 2016-17.

Recovery of Prior Years’ Expenditures represents monies recovered subsequent to the fiscal year-end in which the related expenditures were made. These receipts represent amounts, which, except for the timing of the recovery, would have been classified as expenditure refunds.

Reimbursements of expenditures are repayments of expenses incurred by the government under formal agreement, understanding or arrangement that the expenses will be recovered in whole or in part.

Fines and Penalties are remittances for infractions of laws, regulations and rules.

Revenues under “Power Supply Contract Recoveries” arise from the reselling of power and recovery from electricity consumers of the cost of power purchased from and payments made to electricity generators under power purchase contracts and the cost of other supply agreements with the Ontario Electricity Financial Corporation (“OEFC”), the legal continuation of the former Ontario Hydro.

Power supply contracts were entered into by the former Ontario Hydro with non-utility generators (NUGs) located in Ontario. As the legal continuation of Ontario Hydro, as of April 1, 1999, the OEFC is the counterparty to these contracts. The contracts provide for the purchase of power at prices that were expected to be in excess of market prices. Accordingly, a power purchase contract liability was recorded. Under legislated reforms to the electricity market, OEFC began receiving actual contract prices for power from ratepayers, effective January 1, 2005, and no longer incurs losses on these power purchase contracts. At that time, the Ministry of Finance estimated that the bulk of the liability would be eliminated over 12 years, as existing electricity contracts expire. As a result OEFC is amortizing the bulk of the liability to revenue over that period. In addition, effective January 1, 2009, OEFC entered into a support contract with Ontario Power Generation (OPG) whereby OPG agreed to maintain the reliability and availability of Lambton and Nanticoke coal-fired stations following implementation of a greenhouse gas emissions-reduction strategy up to the end of December 31, 2014. Under the contract, OEFC agreed to ensure OPG would recover the actual costs of operating the stations after implementing this strategy. Any costs to OEFC under this agreement are fully recovered from ratepayers. As at December 31, 2013 OEFC triggered an early termination clause in the contract to reflect the advanced closure of these plants by one year to the end of 2013. OPG is allowed to recover actual costs that cannot reasonably be avoided or mitigated during the period from the early shut down date until December 31, 2014 consistent with the original end date of the contract.

The Electricity Debt Retirement Charge (“DRC”) is paid by electricity consumers based on consumption of electricity. The Electricity Act, 1998 allows for the DRC to be in place until the residual stranded debt is retired. Residual stranded debt originated from the restructuring of Ontario Hydro. On April 23, 2014, the government announced that it intends to remove the DRC from residential users’ electricity bills, after December 31, 2015.

The Reduction of Power Purchase Contracts represents the effective elimination over time of the power purchase contract liability. The amount of change reflects the deduction for estimated in-year losses used to calculate the liability prior to the legislated reforms to the electricity market that effectively eliminated over time the power purchase liability.

The Independent Electricity System Operator (“IESO”) is a corporation without share capital licensed by the Ontario Energy Board. Created as part of the restructuring of Ontario Hydro, the IESO directs the operation and maintains the reliability of the Province’s power system. The IESO balances demand for electricity against available supply through the wholesale market and directs the flow of electricity across the transmission system. IESO’s revenue is derived primarily from fees approved by the Ontario Energy Board for each megawatt of electricity withdrawn from the IESO-controlled grid. Effective January 1, 2015, the IESO and Ontario Power Authority (“OPA”) will merge, with the newly amalgamated agency to be called the Independent Electricity System Operator (“IESO”). The OPA was established in 2004, and is responsible for coordinating province-wide conservation efforts, planning the electricity system for the long-term and contracting for electricity resources.

	2014	2013

TOTAL REVENUES	$115,911,272,809	$113,369,189,083

PUBLIC DEBT

Publicly Held Debt Summary

Publicly held debt is debt issued to the general public. As at March 31, 2014, the total publicly held debt issued was $282,835 million, $215,004 million of which was issued in Canadian dollars (includes $12,297 million of treasury bills), $54,282 million in U.S. dollars (includes $8,657 million in U.S. commercial paper), $6,795 million in euros, $3,029 million in Swiss francs and $3,725 million in other currencies.

From April 1, 2014 through December 19, 2014, the Province announced public offerings of bonds and notes totaling approximately $27.0 billion of which $25.6 billion were for provincial purposes and $1.5 billion was debt incurred for the OEFC. The tables below provide a summary of the publicly held debt issued by the Province from April 1, 2014 through December 19, 2014 for provincial purposes.

Debt Issuances Since 2013-14 Fiscal Year End

(from April 1, 2014 to December 19, 2014)

DEBT ISSUED BY THE PROVINCE FOR PROVINCIAL PURPOSES

Series	Issue (Settlement) Date	Maturity Date	Coupon (%+bp)	Funds	Principal (in millions)	References

DMTN223	April 2, 2014	June 2, 2024	3.50	Canadian$	750.0	(2)(4)
DMTN223	May 12, 2014	June 2, 2024	3.50	Canadian$	400.0	(2)(4)
G66	May 16, 2014	May 16, 2024	3.20	US$	1,250.0	(2)(9)
DMTN220	May 20, 2014	June 2, 2045	3.45	Canadian$	500.0	(2)(5)
EMTN110	May 21, 2014	May 21, 2024	1.875	EUR	1,750.0	(3)(10)
DMTN223	May 27, 2014	June 2, 2024	3.50	Canadian$	650.0	(2)(4)
DMTN220	May 30, 2014	June 2, 2045	3.45	Canadian$	600.0	(2)(5)
DMTN225	June 5, 2014	September 8, 2019	2.10	Canadian$	1,150.0	(2)(6)
DMTN223	June 9, 2014	June 2, 2024	3.50	Canadian$	750.0	(2)(4)
DMTN220	June 11, 2014	June 2, 2045	3.45	Canadian$	1,000.0	(2)(5)
OSB2014	June 21, 2014	Various	Various	Canadian$	549.0	(13)
DMTN223	July 2, 2014	June 2, 2024	3.50	Canadian$	650.0	(2)(4)
DMTN220	July 28, 2014	June 2, 2045	3.45	Canadian$	600.0	(2)(5)
DMTN223	August 6, 2014	June 2, 2024	3.50	Canadian$	650.0	(2)(4)
ADI3	August 22, 2014	August 22, 2024	4.25	AUD	225.0	(2)(11)
DMTN226	August 26, 2014	August 26, 2019	3 CBA*+9.0bp	Canadian$	1,921.0	(1)(7)
DMTN223	September 2, 2014	June 2, 2024	3.50	Canadian$	900.0	(2)(4)
G67	September 11, 2014	September 10, 2021	2.50	US$	2,000.0	(2)(12)
DMTN220	September 12, 2014	June 2, 2045	3.45	Canadian$	600.0	(2)(5)
DMTN223	September 29, 2014	June 2, 2024	3.50	Canadian$	550.0	(2)(4)
G68	October 9, 2014	October 9, 2018	1.75	Canadian$	500.0	(2)(8)
DMTN220	October 14, 2014	June 2, 2045	3.45	Canadian$	800.0	(2)(5)
DMTN220	October 24, 2014	June 2, 2045	3.45	Canadian$	800.0	(2)(5)
DMTN223	October 28, 2014	June 2, 2024	3.50	Canadian$	650.0	(2)(4)
DMTN225	October 31, 2014	September 8, 2019	2.10	Canadian$	1,250.0	(2)(6)
ADI3	November 3, 2014	August 22, 2024	4.25	AUD	75.0	(2)(11)
DMTN223	November 12, 2014	June 2, 2024	3.50	Canadian$	700.0	(2)(4)
DMTN220	November 12, 2014	June 2, 2045	3.45	Canadian$	750.0	(2)(5)
DMTN220	November 24, 2014	June 2, 2045	3.45	Canadian$	600.0	(2)(5)
DMTN223	November 26, 2014	June 2, 2024	3.50	Canadian$	600.0	(2)(4)
ADI3	December 5, 2014	August 22, 2024	4.25	AUD	50.0	(2)(11)
DMTN220	December 8, 2014	June 2, 2045	3.45	Canadian$	600.0	(2)(5)
DMTN218	December 12, 2014	September 8, 2018	2.10	Canadian$	750.0	(2)(14)

Province:

*	3 CBA is 3-month Canadian Bankers’ Acceptances Rate
(1)	Interest is paid quarterly.
(2)	Interest is paid semi-annually.
(3)	Interest is paid annually.

(4)	DMTN223: During the fiscal year 2014-15, the Series DMTN223 was re-opened, bringing the total issue size to $11,550 million, including $1,550 million for OEFC.
(5)	DMTN220: During the fiscal year 2014-15, the Series DMTN220 was re-opened, bringing the total issue size to $16,050 million, including $525 million for OEFC.
(6)	DMTN225: During the fiscal year 2014-15, the Series DMTN225 was issued for a total of $2,500 million, including $100 million for OEFC.
(7)	DMTN226: During the fiscal year 2014-15, the Series DMTN226 was issued for a total of $1,921 million.
(8)	G68: During the fiscal year 2014-15, the Series G68 was issued for a total of $500 million.
(9)	G66: The Province entered into currency exchange agreements that effectively converted 1,250 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.10345.
(10)	EMTN110: The Province entered into currency exchange agreements that effectively converted 1,750 million of these EURO obligations to Canadian dollar obligations at an exchange rate of 1.54340.
(11)	ADI3: The Province entered into currency exchange agreements that effectively converted 350 million of these Australian dollar obligations to Canadian dollar obligations at an exchange rate of 0.99993.
(12)	G67: The Province entered into currency exchange agreements that effectively converted 2,000 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.10046.
(13)	Ontario Savings Bonds Series 2014 were available in various types, maturities and interest rates. This was the twentieth issue of provincial savings bonds. The total proceeds from this issue were $549 million.
(14)	DMTN218: During the fiscal year 2014-15, the Series DMTN218 was re-opened, bringing the total issue size to $7,250 million, including $372 million for OEFC.

DEBT ISSUED BY THE PROVINCE FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (“OEFC”)

Series	Date of Issue	Date of Maturity	Interest Rate %	Funds	Principal	References
					(in millions)

DMTN223	May 12, 2014	June 2, 2024	3.50	Canadian$	350.0	(1)(2)
DMTN220	May 20, 2014	June 2, 2045	3.45	Canadian$	100.0	(1)(3)
DMTN223	May 27, 2014	June 2, 2024	3.50	Canadian$	100.0	(1)(2)
DMTN225	June 5, 2014	September 8, 2019	2.10	Canadian$	100.0	(1)(4)
DMTN223	July 2, 2014	June 2, 2024	3.50	Canadian$	100.0	(1)(2)
DMTN223	August 6, 2014	June 2, 2024	3.50	Canadian$	100.0	(1)(2)
DMTN223	September 2, 2014	June 2, 2024	3.50	Canadian$	100.0	(1)(2)
DMTN223	September 29, 2014	June 2, 2024	3.50	Canadian$	200.0	(1)(2)
DMTN223	October 28, 2014	June 2, 2024	3.50	Canadian$	100.0	(1)(2)
DMTN223	November 12, 2014	June 2, 2024	3.50	Canadian$	50.0	(1)(2)
DMTN223	November 26, 2014	June 2, 2024	3.50	Canadian$	150.0	(1)(2)

OEFC:

(1)	Interest is paid semi-annually.
(2)	DMTN223: During the fiscal year 2014-15, the Series DMTN223 was re-opened, bringing the total issue size to $11,550 million, including $1,550 million for OEFC.
(3)	DMTN220: During the fiscal year 2014-15, the Series DMTN220 was re-opened, bringing the total issue size to $16,050 million, including $525 million for OEFC.
(4)	DMTN225: During the fiscal year 2014-15, the Series DMTN225 was issued for a total of $2,500 million, including $100 million for OEFC.

Outstanding Debt as at March 31, 2014 Fiscal Year End

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR PROVINCIAL PURPOSES

NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS

To Canada Pension Plan Investment Board:

Year ending March 31
2016	2008	CPP	4.68	42,300,000
2017	2008	CPP	4.08 to 4.88	91,896,000
2019	1999	CPP	5.81 to 5.84	45,270,000
2020	2000	CPP	5.50 to 6.91	869,889,000
2021	2001	CPP	6.33 to 6.67	609,834,000
2022	2002	CPP	6.22 to 6.47	330,994,000
2024	2004	CPP	5.26 to 5.97	688,007,000
2025	2005	CPP	5.15 to 5.79	1,133,182,000
2026	2006	CPP	4.67 to 5.19	574,612,000
2031	2009	CPP	4.79	43,880,000
2032	2009	CPP	4.75	52,000,000
2036	2006-2014	CPP	3.41 to 4.73	725,953,000
2037	2007	CPP	4.50 to 4.76	351,269,000
2038	2008	CPP	4.63 to 4.68	241,756,000
2039	2009	CPP	4.70 to 5.48	493,439,000
2040	2010-2012	CPP	4.36 to 5.03	1,179,395,000
2041	2011	CPP	4.20 to 4.86	799,613,000
2042	2012	CPP	4.23 to 4.56	954,179,000
2043	2013	CPP	3.36 to 3.62	775,272,000

				10,002,740,000	(3)

To Public Service Pension Fund:
Year ending March 31 2015	1997	OPB	11.19	225,469,353

				225,469,353	(4)

To Public Service Employees’ Union Pension Fund:

Year ending March 31 2015	1997	OPPT	11.19	107,110,257

				107,110,257	(4)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

To Ontario Immigrant Investor Corporation:

Year ending March 31
2015	2010	OIIC 118-129	Zero	273,768,875
2016	2011	OIIC 130-138	Zero	230,062,447

				503,831,322
Less: Unamortized Discount				12,222,742

				491,608,580

2017	2012-2013	OIIC 139-143	1.917 to 2.501	19,823,105
2018	2013	OIIC 144-145	2.04 to 2.21	14,277,402
2019	2014	OIIC 146-156	2.02 to 2.53	57,095,610

				91,196,117

Total Ontario Immigrant Investor Corporation				582,804,697	(5)

To Canada Mortgage and Housing Corporation:

Year ending March 31
2000-2015	1975	CMHC	7.50 to 10.375	740,120
2000-2016	1976	CMHC	5.375 to 10.75	3,350,862
2000-2017	1977	CMHC	7.625 to 10.75	3,562,075
2000-2018	1977-1978	CMHC	7.625 to 13.00	12,137,601
2000-2019	1977-1980	CMHC	7.625 to 15.25	16,278,847
2000-2020	1977-1980	CMHC	7.625 to 15.75	28,886,989
2000-2021	1979-1981	CMHC	9.50 to 15.75	15,382,958
2000-2022	1982	CMHC	9.75 to 15.75	680,494

				81,019,946	(6)

TOTAL NON-PUBLIC DEBT				10,999,144,253

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
September 8, 2014	June 30, 2009	DMTN197	3.25	3,500,000,000
October 28, 2014	November 3, 2009	DMTN198	3M CBA + 0.25	1,965,000,000	(7)
November 19, 2014	January 22, 2010	DMTN199	3M CBA + 0.14	115,000,000	(7)
December 2, 2014	December 2, 2004	MW	6.80	11,450,000	(7)
March 8, 2015	March 9, 2005	DMTN135	4.50	2,500,000,000
May 12, 2015	May 12, 2010	DMTN203	3M CBA + 0.18	40,000,000	(7)
September 1, 2015	September 1, 2000	DMTN1	6.25	34,000,000	(7)
September 8, 2015	March 9, 2010	DMTN201	3.15	2,150,000,000
October 5, 2015	October 5, 2010	DMTN205	3M CBA + 0.23	1,121,000,000	(7)
March 8, 2016	February 14, 2006	DMTN163	4.40	1,250,000,000
April 12, 2016	April 12, 2011	DMTN209	3M CBA + 0.125	1,090,000,000	(7)
June 2, 2016	June 29, 2005	DMTN149	Step-up	200,000,000	(8)
June 24, 2016	June 24, 2009	DMTN196	3M CBA + 0.62	275,000,000	(7)
June 27, 2016	May 27, 2011	DMTN210	3M CBA + 0.18	1,000,000,000	(7)
September 8, 2016	February 16, 2011	DMTN208	3.20	807,000,000
September 14, 2016	July 14, 2011	DMTN211	3M CBA + 0.15	1,050,000,000	(7)
December 2, 2016	December 7, 2004	DMTN132	4.875	200,000,000
December 2, 2016	August 22, 2005	DMTN152	Step-up	300,000,000	(9)
March 8, 2017	January 25, 2007	DMTN173	4.30	3,100,000,000	(7)
September 8, 2017	January 20, 2012	DMTN213	1.90	6,350,000,000
September 22, 2017	February 22, 2013	DMTN219	3M CBA + 0.19	1,119,500,000	(7)
November 23, 2017	November 23, 2012	DMTN217	3M CBA + 0.25	750,000,000	(7)
March 8, 2018	March 10, 2008	DMTN183	4.20	1,560,000,000
May 30, 2018	May 30, 2013	DMTN221	3M CBA + 0.12	775,000,000	(7)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

June 2, 2018	August 28, 2003	DMTN79	5.50	605,000,000	(7)
August 28, 2018	August 28, 2013	DMTN222	3M CBA + 0.16	600,800,000	(7)
September 8, 2018	January 15, 2013	DMTN218	2.10	6,128,000,000
December 3, 2018	December 3, 2013	DMTN224	3M CBA + 0.15	937,000,000	(7)
June 2, 2019	April 19, 2004	DMTN105	5.35	100,000,000	(7)
June 2, 2019	April 17, 2009	DMTN195	4.40	7,050,000,000	(7)
June 2, 2020	February 22, 2005	DMTN140	4.85	562,000,000
June 2, 2020	February 23, 2010	DMTN200	4.20	8,875,000,000
September 4, 2020	September 4, 1998	LY	6.30	15,000,000
June 2, 2021	December 27, 2007	DMTN180	4.50	75,000,000	(7)
June 2, 2021	January 12, 2011	DMTN207	4.00	8,915,000,000
June 2, 2022	November 8, 2011	DMTN212	3.15	10,271,700,000
July 13, 2022	July 13, 1992	HC	9.50	1,590,438,000
June 2, 2023	November 6, 2012	DMTN215	2.85	8,207,500,000
September 8, 2023	September 8, 1993	HP	8.10	940,570,000
September 8, 2023	July 31, 2007	DMTN177	4.95	75,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	3,500,000,000
June 2, 2025	December 20, 1994	JE	9.50	460,000,000
December 2, 2025	October 5, 1995	JQ	8.50	1,000,000,000
February 6, 2026	February 6, 1996	JY	8.00	12,500,000
June 2, 2026	December 21, 1995	JU	8.00	1,000,000,000
December 2, 2026	February 13, 1997	KR	8.00	386,500,000
December 2, 2026	January 20, 1999	MH	7.00	124,584,000	(10)
February 3, 2027	August 5, 1997	KN	7.50	58,220,000
February 3, 2027	August 5, 1997	KT	6.95	8,726,000
February 3, 2027	April 1, 1998	KY	7.50	11,549,000
February 3, 2027	December 4,1998	LA	7.50	5,507,000
February 4, 2027	February 4, 1998	KQ	7.375	990,000
June 2, 2027	October 17, 1996	KJ	7.60	4,734,700,000
August 25, 2028	February 25, 1998	LQ	6.25	2,020,000
March 8, 2029	January 8, 1998	LK	6.50	4,727,000,000
January 13, 2031	September 8, 1995	JN	9.50	125,000,000
June 2, 2031	March 27, 2000	NF	6.20	3,000,000,000
June 2, 2031	November 25, 2010	DMTN206	5.20	133,300,000
March 8, 2033	February 17, 2003	DMTN61	5.85	4,674,610,000
March 8, 2033	April 29, 2004	DMTN110	5.85	188,000,000
March 8, 2033	July 23, 2004	DMTN116	5.85	100,000,000	(11)
July 13, 2034	September 21, 2005	DMTN157	5.00	47,500,000	(12)
November 3, 2034	November 3, 1994	HY	9.75	248,800,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
January 10, 1995 to January 10, 2035	November 30, 1994	HZ	9.4688	2,315,904	(13)
January 10, 1995 to January 10, 2035	November 30, 1994	JA	9.4688	3,880,974	(13)
January 10, 1995 to January 10, 2035	November 30, 1994	JB	9.4688	8,482,324	(13)
January 10, 1995 to January 10, 2035	November 30, 1994	JC	9.4688	4,764,354	(13)
January 10, 1995 to January 10, 2035	November 30, 1994	JD	9.4688	3,171,134	(13)
January 12, 2035	January 12, 2007	JG	9.50	110,950,000
February 8, 2035	February 8, 1995	JJ	9.875	32,000,000
June 2, 2035	August 25, 2004	DMTN119	5.60	6,882,300,000
June 2, 2035	January 12, 2005	DMTN133	Step-up	150,000,000	(14)
June 20, 2036	June 28, 1996	KC	8.25	98,984,000
December 1, 2036	March 8, 2006	DMTN158	2.00 Real Return	2,426,126.721	(15)
June 2, 2037	February 22, 2006	DMTN164	4.70	8,700,000,000
December 2, 2037	February 1, 2005	DMTN138	5.20	100,000,000
June 2, 2038	July 28, 2004	DMTN117	10.00	75,000,000	(16)
June 20, 2038	September 16, 1996	KG	8.10	120,000,000
July 13, 2038	July 29, 1998	LS	5.75	50,000,000
August 25, 2038	August 17, 1998	LT	6.00	86,500,000
June 2, 2039	January 15, 2008	DMTN182	4.60	9,600,000,000
July 13, 2039	February 2, 1999	MK	5.65	232,200,000
December 2, 2039	February 25, 2000	NE	5.70	1,489,000,000
July 13, 2040	April 18, 2002	DMTN44	6.20	100,000,000
June 2, 2041	June 15, 2010	DMTN204	4.65	11,368,000,000
December 2, 2041	August 15, 2001	DMTN10	6.20	340,000,000
March 8, 2042	December 4, 2001	DMTN29	6.00	41,000,000
June 2, 2042	January 18, 2002	DMTN33	6.00	240,000,000
June 2, 2043	February 24, 2003	DMTN62	5.75	75,000,000
June 2, 2043	January 31, 2012	DMTN214	3.50	11,000,000,000
June 2, 2044	September 13, 2006	DMTN169	4.60	27,000,000
January 10, 2045	May 25, 1995	JL	8.435	35,531,176	(17)
March 1, 2045	March 1, 1995	JK	9.50	150,000,000
June 2, 2045	August 31, 2005	DMTN153	4.50	175,000,000
June 2, 2045	May 10, 2013	DMTN220	3.45	8,675,000,000
June 2, 2046	May 24, 2006	DMTN166	4.85	154,700,000
June 2, 2047	February 28, 2007	DMTN176	4.50	158,000,000
June 2, 2048	May 6, 2008	DMTN184	4.70	50,000,000
June 2, 2054	July 22, 2008	DMTN185	4.60	40,000,000
June 2, 2062	November 8, 2012	DMTN216	3.25	475,000,000

				174,076,370,587
CPI adjustment to Real Return Swap				(41,242,614)	(15)

				174,035,127,973

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
ONTARIO SAVINGS BONDS

June 21, 2014	June 21, 2007	Annual	Variable	16,804,900
June 21, 2014	June 21, 2007	Compound	Variable	23,454,500
June 21, 2014	June 21, 2009	Annual	Step-up	444,091,500
June 21, 2014	June 21, 2009	Compound	Step-up	250,803,100
June 21, 2014	June 21, 2009	Annual	3.00	29,544,400
June 21, 2014	June 21, 2009	Compound	3.00	29,080,900
June 21, 2014	June 21, 2011	Annual	Variable	4,037,100
June 21, 2014	June 21, 2011	Compound	Variable	4,394,500
June 21, 2014	June 21, 2011	Annual	2.15	26,065,200
June 21, 2014	June 21, 2011	Compound	2.15	22,438,100
June 21, 2015	June 21, 2008	Annual	Variable	12,770,700
June 21, 2015	June 21, 2008	Compound	Variable	13,690,600
June 21, 2015	June 21, 2010	Annual	Step-up	344,569,900
June 21, 2015	June 21, 2010	Compound	Step-up	186,947,900
June 21, 2015	June 21, 2012	Annual	Variable	1,962,300
June 21, 2015	June 21, 2012	Compound	Variable	3,996,600
June 21, 2015	June 21, 2012	Annual	1.50	6,899,900
June 21, 2015	June 21, 2012	Compound	1.50	5,544,900
June 21, 2016	June 21, 2009	Annual	Variable	6,206,900
June 21, 2016	June 21, 2009	Compound	Variable	7,153,000
June 21, 2016	June 21, 2011	Annual	Step-up	210,672,600
June 21, 2016	June 21, 2011	Compound	Step-up	102,780,100
June 21, 2016	June 21, 2013	Annual	Variable	8,479,400
June 21, 2016	June 21, 2013	Compound	Variable	8,317,200
June 21, 2016	June 21, 2013	Annual	1.50	5,602,400
June 21, 2016	June 21, 2013	Compound	1.50	5,735,600
June 21, 2017	June 21, 2010	Annual	3.75	9,761,600
June 21, 2017	June 21, 2010	Compound	3.75	8,748,100
June 21, 2017	June 21, 2012	Annual	Step-up	330,362,700
June 21, 2017	June 21, 2012	Compound	Step-up	245,131,900
June 21, 2018	June 21, 2011	Annual	3.20	6,669,100
June 21, 2018	June 21, 2011	Compound	3.20	6,381,300
June 21, 2018	June 21, 2013	Annual	Step-up	210,167,600
June 21, 2018	June 21, 2013	Compound	Step-up	98,905,000
June 21, 2020	June 21, 2010	Annual	4.25	42,676,100
June 21, 2020	June 21, 2010	Compound	4.25	30,700,200
June 21, 2021	June 21, 2011	Annual	3.80	11,890,400
June 21, 2021	June 21, 2011	Compound	3.80	13,281,700
June 21, 2022	June 21, 2012	Annual	2.80	4,034,600
June 21, 2022	June 21, 2012	Compound	2.80	5,372,100
June 21, 2023	June 21, 2013	Annual	3.10	10,855,800
June 21, 2023	June 21, 2013	Compound	3.10	7,173,700

Active Series				2,824,156,100	(18)
Matured Series				55,962,700	(19)

TOTAL ONTARIO SAVINGS BONDS				2,880,118,800

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				176,915,246,773

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS

February 7, 2024	February 7, 1994	HS	7.50	1,106,700,000

TOTAL PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS				1,106,700,000

PAYABLE IN EUROPE IN CANADIAN DOLLARS

October 21, 2015	October 21, 2005	EMTN73	3M CBA+0.03	250,000,000	(7)

July 13, 2034	July 13, 1994	EMTN5	9.40	300,000,000

TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				550,000,000

Foreign Currency Debt					(20)

PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS

September 29, 2020	September 29, 2010	AUD2	6.25	500,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.01231				506,154,720	(20a)

PAYABLE IN EUROPE IN EURO

April 23, 2019	April 23, 2009	EMTN97	4.75	1,500,000,000
December 3, 2019	December 3, 2009	EMTN100	4.00	1,750,000,000
September 28, 2020	September 28, 2010	EMTN107	3.00	1,250,000,000

TOTAL PAYABLE IN EUROPE IN EURO				4,500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.42435				6,409,595,209	(20b)

PAYABLE IN GLOBAL MARKET IN EURO

January 9, 2018	January 9, 2009	PU	3M Euribor +1.39	120,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN EURO				120,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.7180				206,160,000	(20c)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PAYABLE IN EUROPE IN HONG KONG DOLLARS

April 11, 2014	April 20, 2009	EMTN96	2.94	300,000,000
June 7, 2015	June 7, 2010	EMTN103	3M Hibor +0.04	1,550,000,000

TOTAL PAYABLE IN EUROPE IN HONG KONG DOLLARS				1,850,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.13632				252,200,923	(20a)

PAYABLE IN JAPAN IN JAPANESE YEN

July 28, 2014	July 28, 2003	YL015	0.76	5,000,000,000
August 8, 2018	August 8, 2008	YL016	1.675	8,000,000,000

TOTAL PAYABLE IN JAPAN IN JAPANESE YEN				13,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.009965				129,548,277	(20d)

PAYABLE IN EUROPE IN JAPANESE YEN

June 8, 2015	June 7, 2010	EMTN104	0.93	95,700,000,000
June 8, 2020	June 7, 2010	EMTN105	1.65	36,900,000,000

TOTAL PAYABLE IN EUROPE IN JAPANESE YEN				132,600,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.010751				1,425,603,827	(20d)

PAYABLE IN GLOBAL MARKET IN NEW ZEALAND DOLLARS

June 16, 2015	June 16, 2005	PG	6.25	718,450,000

TOTAL PAYABLE IN GLOBAL MARKET IN NEW ZEALAND DOLLARS				718,450,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.89505				643,050,875	(20a)

PAYABLE IN EUROPE IN NORWEGIAN KRONER

June 11, 2015	June 11, 2010	EMTN106	3.25	1,350,000,000
January 20, 2016	December 23, 2010	EMTN108	3.375	750,000,000

TOTAL PAYABLE IN EUROPE IN NORWEGIAN KRONER				2,100,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.16936				355,661,864	(20a)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PAYABLE IN EUROPE IN SOUTH AFRICAN RAND

August 17, 2015	August 17, 2005	EMTN71	7.75	300,000,000
September 20, 2016	September 20, 2006	EMTN78	9.00	60,000,000

TOTAL PAYABLE IN EUROPE IN SOUTH AFRICAN RAND				360,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.18808				67,708,404	(20a)

PAYABLE IN EUROPE IN SWISS FRANCS

September 8, 2014	September 8, 2005	PH	2.00	200,000,000
December 2, 2014	December 2, 2008	EMTN88	2.645	50,000,000
December 4, 2014	December 4, 2009	EMTN98	1.625	400,000,000
June 29, 2015	June 29, 2005	PF	2.125	200,000,000
December 1, 2015	December 1, 2008	EMTN84	3.375	225,000,000
July 30, 2018	July 30, 2008	EMTN82	3.75	225,000,000
July 30, 2018	August 14, 2009	PY	2.525	100,000,000
December 14, 2018	August 14, 2009	PZ	2.59	100,000,000
April 29, 2019	April 29, 2009	EMTN95	3.375	225,000,000
December 4, 2019	December 4, 2009	EMTN99	2.50	275,000,000
May 7, 2020	May 7, 2010	EMTN101	2.375	400,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				2,400,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.09642				2,631,406,570	(20e)

PAYABLE IN CANADA IN U.S. DOLLARS

November 18, 2014	November 18, 2004	DMTN131	4.50	300,000,000
December 21, 2016	December 21, 2006	DMTN171	4.95	100,000,000

TOTAL PAYABLE IN CANADA IN U.S. DOLLARS				400,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.22113				488,450,000	(20f)

PAYABLE IN UNITED STATES IN U.S. DOLLARS

April 1, 2015	February 29, 2012	USMTN1	3M USD Libor+0.15	750,000,000
November 23, 2017	November 23, 2012	USMTN2	3M USD Libor+0.25	250,000,000

TOTAL PAYABLE IN THE UNITED STATES IN U.S. DOLLARS				1,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.08266				1,082,663,250	(20g)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS

June 16, 2014	June 16, 2009	PX	4.10	4,000,000,000
February 3, 2015	February 3, 2005	PE	4.50	500,000,000
February 5, 2015	February 5, 2010	G47	2.95	3,000,000,000
May 26, 2015	May 24, 2012	G57	0.95	3,500,000,000
June 16, 2015	June 16, 2010	G50	2.70	2,500,000,000
August 13, 2015	February 7, 2013	G61	3M Libor+0.05	500,000,000
September 15, 2015	September 15, 2010	G51	1.875	1,250,000,000
January 19, 2016	January 18, 2006	PJ	4.75	950,000,000
April 27, 2016	April 27, 2006	PK	5.45	900,000,000
May 10, 2016	May 10, 2011	G54	2.30	3,000,000,000
July 22, 2016	July 23, 2013	G64	1.00	2,500,000,000
September 21, 2016	September 21, 2011	G56	1.60	2,000,000,000
November 28, 2016	November 28, 2006	PM	4.95	891,000,000
October 25, 2017	October 25, 2012	G60	1.10	2,250,000,000
December 15, 2017	December 15, 2010	G52	3.15	1,250,000,000
February 14, 2018	February 14, 2013	G62	1.20	705,000,000
July 16, 2018	July 14, 2011	G55	3.00	1,000,000,000
September 27, 2018	September 27, 2013	G63	2.00	1,750,000,000
January 30, 2019	January 30, 2014	G65	2.00	2,000,000,000
September 27, 2019	September 27, 2012	G59	1.65	1,250,000,000
October 7, 2019	October 7, 2009	G44	4.00	2,000,000,000
April 14, 2020	April 14, 2010	G48	4.40	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.45	1,000,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				40,696,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.05985				43,131,569,207	(20h)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
TOTAL BONDS				235,901,719,899
UNAMORTIZED FOREIGN EXCHANGE GAINS/(LOSSES)				20,108,649

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/(LOSS)				235,921,828,548

TREASURY BILLS				11,594,426,000

U.S. COMMERCIAL PAPER (in U.S. Dollars)				7,833,000,000	(21)

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.10526				8,657,497,175

TOTAL PUBLICLY HELD DEBT				256,173,751,723

TOTAL NON-PUBLIC AND PUBLIC DEBT				267,172,895,976

SCHOOL BOARD TRUST DEBT

Year ending March 31 2037	2004		5.90	891,000,000
Less: Sinking Fund				(173,347,937)

				717,652,063	(22)

TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES				267,890,548,039

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

CONSOLIDATION ADJUSTMENTS – OTHER GOVERNMENT ORGANIZATIONS

NON-PUBLIC DEBT ISSUED BY AGENCIES:

Ontario Mortgage and Housing Corporation				419,607,944
Ontario Immigrant Investor Corporation				1,139,227,694	(5)

PUBLIC DEBT ISSUED BY AGENCIES:

Infrastructure Ontario				1,603,745,374
Niagara Parks Commission				36,629,849
Ontario Northland Transportation Commission				17,045,292
ORNGE				288,730,974
Ottawa Convention Centre				2,109,653

ONTARIO SECURITIES HELD BY AGENCIES:

Bonds				(907,133,697)
Treasury Bills				(878,574,984)

TOTAL CONSOLIDATION ADJUSTMENTS				1,721,388,099	(23)

TOTAL PROVINCIAL PURPOSE DEBT AFTER CONSOLIDATION ADJUSTMENTS				269,611,936,138

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)

NON-PUBLIC DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

Canada Pension Plan Investment Board:
2021	2001	CPP	6.08	19,375,000
2022	2002	CPP	6.17 to 6.29	172,961,000
2023	2003	CPP	6.16	38,130,000

TOTAL NON-PUBLIC DEBT				230,466,000	(3)

PUBLICLY HELD DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

September 8, 2014	October 9, 2009	DMTN197	3.25	150,000,000
November 19, 2014	January 22, 2010	DMTN199	3M CBA + 0.14	135,000,000	(7)
March 8, 2015	January 24, 2005	DMTN135	4.50	500,000,000
September 8, 2015	December 10, 2010	DMTN201	3.15	100,000,000
October 5, 2015	November 26, 2010	DMTN205	3M CBA + 0.23	50,000,000	(7)
March 8, 2016	February 14, 2006	DMTN163	4.40	1,800,000,000
September 8, 2016	February 16, 2011	DMTN208	3.20	193,000,000
March 8, 2017	January 12, 2007	DMTN173	4.30	2,300,000,000
November 23, 2017	November 23, 2012	DMTN217	3M CBA + 0.25	205,000,000
March 8, 2018	March 10, 2008	DMTN183	4.20	1,440,000,000
June 2, 2018	June 6, 2005	DMTN79	5.50	110,000,000
September 8, 2018	July 22, 2013	DMTN218	2.10	372,000,000
June 2, 2019	April 27, 2009	DMTN195	4.40	800,000,000
June 2, 2020	February 22, 2005	DMTN140	4.85	29,000,000
June 2, 2020	April 22, 2010	DMTN200	4.20	675,000,000
June 2, 2021	April 15, 2011	DMTN207	4.00	85,000,000
June 2, 2022	May 3, 2012	DMTN212	3.15	478,300,000
June 2, 2023	November 6, 2012	DMTN215	2.85	2,642,500,000
September 8, 2023	November 29, 2004	HP	8.10	50,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	300,000,000
June 2, 2027	February 11, 2000	KJ	7.60	100,500,000
August 25, 2028	April 13, 1999	LQ	6.25	78,600,000
December 1, 2036	October 4, 2005	DMTN158	2.00 Real Return	803,866,000	(15)
June 2, 2037	September 1, 2006	DMTN164	4.70	400,000,000
June 2, 2039	July 10, 2009	DMTN182	4.60	100,000,000
June 2, 2041	March 9, 2011	DMTN204	4.65	282,000,000
June 2, 2043	May 15, 2012	DMTN214	3.50	200,000,000
June 2, 2045	October 1, 2013	DMTN220	3.45	425,000,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				14,804,766,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN EUROPE IN CANADIAN DOLLARS

July 8, 2014	July 8, 2004	EMTN63	3M CBA+0.07	500,000,000
February 17, 2015	February 17, 2005	EMTN69	4.50	200,000,000

TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				700,000,000

Foreign Currency Debt					(20)

PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS

November 30, 2016	November 30, 2006	AUD1	6.00	300,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				300,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.87509				262,525,500	(20i)

PAYABLE IN GLOBAL MARKET IN EURO

October 9, 2017	January 9, 2009	PU	3M Euribor+1.39	105,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN EURO				105,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.70800				179,340,000	(20i)

PAYABLE IN EUROPE IN HONG KONG DOLLARS

December 29, 2015	December 29, 2008	EMTN94	3.30	515,000,000

TOTAL PAYABLE IN EUROPE IN HONG KONG DOLLARS				515,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.16034				82,572,774	(20i)

PAYABLE IN EUROPE IN SWISS FRANCS

May 27, 2016	May 27, 2008	EMTN80	3.375	200,000,000
July 30, 2018	December 29, 2008	EMTN82	3.75	125,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				325,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.22449				397,958,739	(20i)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN EUROPE IN U.S. DOLLARS

December 18, 2018	December 18, 2008	EMTN93	4.28	60,000,000

TOTAL PAYABLE IN EUROPE IN U.S. DOLLARS				60,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.22750				73,650,000	(20i)

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS

February 3, 2015	February 3, 2005	PE	4.50	500,000,000
February 14, 2018	February 14, 2013	G62	1.20	295,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				795,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.06654				847,900,000	(20i)

TOTAL BONDS				17,348,713,013

UNAMORTIZED FOREIGN EXCHANGE GAINS/(LOSS)				28,181,789

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/(LOSS)				17,376,894,802

TREASURY BILLS				1,581,221,000

TOTAL PUBLICLY HELD DEBT				18,958,115,802

TOTAL DEBT ISSUED BY THE PROVINCE FOR OEFC				19,188,581,802

DIRECT OEFC DEBT				6,957,619,000

TOTAL OEFC DEBT				26,146,200,802

TOTAL CONSOLIDATED DEBT				295,758,136,940

DEBT ISSUED FOR INVESTMENT PURPOSES*
ONTARIO POWER GENERATION INC				5,126,000,000
HYDRO ONE INC				3,759,000,000

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES				8,885,000,000

*	Debt for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

References:

1.	All debt issues are non-callable, except as stated in the notes below. Debt is payable at a fixed rate, or a floating rate with reference to a stated index, reset usually every three months (3M). These floating rate indices are CBA - Canadian Bankers’ Acceptance Rate, Euribor - Euro Interbank Offered Rate, Hibor - Hong Kong Interbank Offered Rate, and Libor - London Interbank Offered Rate.
2.	The following debt series are issued for Provincial purposes and for OEFC: DMTN197, DMTN199, DMTN135, DMTN201, DMTN205, DMTN163, DMTN208, DMTN173, DMTN217, DMTN183, DMTN79, DMTN218, DMTN195, DMTN140, DMTN200, DMTN207, DMTN212, DMTN215, HP, DMTN223, KJ, LQ, DMTN158, DMTN164, DMTN182, DMTN204, DMTN214, DMTN220, PE, G62, PU and EMTN82.
3.	The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on the capital market rates at the time of roll over. These debentures are not negotiable or transferable and are assignable only to a wholly-owned subsidiary of the Canada Pension Plan Investment Board. On April 1, 2007, all debentures held to the credit of the CPPIF or purchased by the Minister of Finance of Canada in accordance with Section 110 of the Canada Pension Plan were transferred to the CPPIB.
4.	OPB & OPPT: Pursuant to the Ontario Public Service Employees’ Pension Act 1994 and the Asset Transfer Agreement of December 12, 1994, the Province was obligated to re-split the debentures between the Public Service Pension Fund (“PSPF”) and the Ontario Public Service Employees’ Union Pension Plan Trust Fund (“OPSEU Fund”). On June 13, 1997 a Restated Sponsorship Amendment and Asset Transfer Agreement was signed, replacing the 1994 agreement and which resulted in the existing split after debt payment. The terms of these debentures require that the principal be repaid in 12 equal monthly payments in the year preceding the date of maturity.
5.	OIIC: Total outstanding amount is $1,139 million, including $492 million of zero coupon bonds, $91 million of compound fixed rate bonds and $556 million of bonds held by Infrastructure Ontario.
6.	CMHC: The terms of these debentures require that equal payments be made each year until their maturity. Each payment consists of blended principal and interest.
7.	The Province entered into interest rate agreements for certain Canadian bonds to effectively convert their interest rate obligations according to the Province’s risk management strategy. These bonds and effective rates are: DMTN198 3.02%, DMTN199 2.75%, MW 3M CBA rate – 0.05%, DMTN203 3.39%, DMTN1 3M CBA rate – 0.02%, DMTN205 2.61%, DMTN209 2.83%, DMTN196 3.73%, DMTN210 2.77%, DMTN211 2.31%, DMTN173 3M CBA rate – 0.279% ($210 million), DMTN219 1.95%, DMTN217 1.88%, DMTN79 3M CBA – 0.02% ($125 million), DMTN105 4.94%, DMTN195 3M CBA rate + 0.58% ($600 million), DMTN180 4.52%, DMTN221 2.19% ($475 million), DMTN222 2.52% ($531 million), DMTN224 2.14% and EMTN73 4.34%.
8	DMTN149: Bonds are extendible at the option of the bondholders on the initial maturity date of June 2, 2016 to the final maturity date of June 2, 2035 and, if extended, are exchangeable at the option of the bondholders on June 13, 2016 for Series DMTN119. Interest is payable semi-annually at 3.6% until June 2, 2016 and 4.8% thereafter, if extended. In addition, the Province entered into interest rate agreements that effectively converted the interest rate on this obligation to a rate of 4.67%.
9.	DMTN152: Bonds are extendible at the option of the bondholders on the initial maturity date of December 2, 2016 to the final maturity date of June 2, 2035 and, if extended, are exchangeable on December 14, 2016 for Series DMTN119 at par. Interest is payable semi-annually at 3.75% until the initial maturity date and thereafter at 4.75%, if extended. In addition, the Province entered into interest rate agreements that effectively converted the interest rate on this obligation to a rate of 4.76%.
10.	MH: The terms of these debentures require that a special one-time interest payment of $31.1 million be made at maturity.

11.	DMTN116: Bonds are extendible at the option of the bondholders on the initial maturity date of September 8, 2013 to the final maturity date of March 8, 2033. Interest is payable semi-annually at 4.625% until the initial maturity date and at 5.85% if extended. On September 8, 2013, the bondholders exercised the option to extend the maturity date to March 8, 2033 with interest payable at 5.85%. In addition, the Province entered into interest rate agreements that effectively converted the interest rate on this obligation to a rate of 4.22%.
12.	DMTN157: Interest is payable semi-annually at 15.0% until January 13, 2006 and thereafter at 5.0%.
13.	Series HZ, JA, JB, JC, JD: These are zero coupon bonds which require unequal payments consisting of principal and interest to be made at predetermined irregular intervals. During the fiscal year 2013-14, principal repaid was $1.9 million. By January 10, 2035, the principal and interest to be repaid on these bonds will be $230 million.
14.	DMTN133: Bonds are retractable at the option of the bondholders on December 2, 2014 or exchangeable for Series DMTN119 at par on December 15, 2014. Interest is payable at 4.0% until December 2, 2014 and thereafter at 5.35% until final maturity date. In addition, the Province entered into interest rate agreements that effectively converted the interest rate on this obligation to a rate of 5.26%.
15.	DMTN158: This Real Return Bond bears interest to the index adjusted principal in relation to All-Items Consumer Price Index for Canada (the “CPI”), issued with a base index of 127.54839 on March 8, 2006. Consequent to the change of official time base reference period from 1992 to 2002 by the Bank of Canada on June 19, 2007, the base index has been changed to 107.18352. Total issue size is $2,844 million in principal, of which $700 million has been on-lent to OEFC, and $300 million has been swapped effectively to a nominal debt paying a fixed rate of 4.66%. The amount outstanding represents the indexed value of the principal.
16.	DMTN117: The bond was issued at a high premium in 2004 to offer a yield of 5.74%.
17.	JL: The terms of these debentures require unequal payments, consisting of both principal and interest, to be made at predetermined irregular intervals with the final payment on January 10, 2045. The total principal and interest to be payable over the life of the debenture is $1,325 million.
18.	OSB: Ontario Savings Bonds are redeemable at the option of the holders on June 21 and December 21 and for 14 calendar days following the redemption date of June 21 and December 21, with the exception of Fixed-Rate bonds which are redeemable at maturity only. Starting in 2009, Variable Rate Bonds are redeemable annually only on June 21. All current outstanding OSBs may be redeemed upon the death of the beneficial owner.

OSB — Fixed Rate:

In 2009, fixed rate bonds were issued for a term of two, three and five years. In 2010 and 2011, fixed rate bonds were issued for a term of three, seven and ten years. In 2012 and 2013, fixed-rate bonds were issued for a term of three and ten years only.

OSB — Step-up Rate:

2009 Series: Interest is payable at 0.75%, 1.5%, 2.5%, 3.5% and 4.5%,

2010 Series: Interest is payable at 1.0%, 2.0%, 3.0%, 3.75%, and 4.25%,

2011 Series: Interest is payable at 1.25%, 1.5%, 2.0%, 2.5%, and 3.75%,

2012 Series: Interest is payable at 1.25%, 1.5%, 1.75%, 2.0%, and 2.25%,

2013 Series: Interest is payable at 1.25%, 1.5%, 1.75%, 2.0%, and 2.25%, in year 1, 2, 3, 4 and 5 respectively.

OSB – Variable Rate only:

For bonds issued prior to 2009, the Minister of Finance resets the interest rate every six months. Starting in 2009, the interest rate is reset yearly, on June 21 only. On June 21, 2013 and December 21, 2013, the interest rate was reset at 1.3%.

19.	OSB: The outstanding amount represent bonds matured but not yet presented for redemption. No interest is payable on these bonds.

20.	All foreign currency debt has been converted into Canadian dollar equivalents at the rates of the currency exchange agreements if the debt was hedged, or at year end exchange rates if unhedged. 98.0 per cent of foreign currency debt is hedged as at March 31, 2014. The exchange rates of foreign currencies to Canadian dollars as at March 31, 2014 are: Australian dollar 1.02430, euro 1.52164, Hong Kong dollar 0.14241, Japanese yen 0.010703, New Zealand dollar 0.95791, Norwegian krone 0.184475, South African rand 0.10492, Swiss franc 1.24955, United States dollar 1.1046, U.K. pound sterling 1.84153.

In addition, the Province entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the Province’s risk management strategies. These bonds and effective rates are:

(a) Australia in AUD 3.82%, EMTN in HKD 3.33%, Global in NZD 4.24%, EMTN in NOK 3.01%, EMTN in ZAR 4.36%,

(b) EMTN in Euro: 4.65% ($4,665 million), 3M CBA + 1.43% ($1,744 million)

(c) Global in Euro: 4.00%

(d) Japan in Yen: 3.38%, EMTN in Yen: 1.93% ($1,031 million)

(e) EMTN in CHF: 4.12% ($1,823 million), 5.15% ($246 million, mixed rate)

(f) Canada in USD 4.47%

(g) US in USD: 1.84% ($254 million), 1.24% ($829 million mixed rate)

(h) Global in USD: 3.46% ($28,240 million), 3M CBA + 0.34% ($12,377 million), 1.47% ($2,514 million)

The OEFC also entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the OEFC’s risk management strategies. These bonds and effective rates are:

(i) Australia in AUD 4.24%, Global in Euro 4.0%, EMTN in HKD 4.13%, EMTN in CHF 5.27%, EMTN in USD 4.22%, Global in USD: 5.02% ($553 million), 3M CBA + 0.32% ($295 million).

21.	U.S. Commercial Paper issues are discount notes with maturities up to 270 days.
22	SBT: A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.
23.	Total consolidation adjustments include third party debt issued by other government organizations and the elimination of provincial debt held by these organizations. The following are the provincial debt held by other government organizations (in millions):

Ontario Bonds:

AgriCorp: $18m DMTN132, $10.1m DMTN135, $20m DMTN173, $3m DMTN197 and $3m MW.

Forest Renewal Trust: $2.5m DMTN173, $1.6m DMTN195.

Infrastructure Ontario: $15m DMTN197, $2.6m DMTN214, $66m DMTN215, $100.7m DMTN218 and $6.9m DMTN220.

Ontario Energy Board: $2.8m DMTN173, $0.9m DMTN201 and $1m DMTN208.

Ontario Trillium Foundation: $11.5m DMTN135, $11.4m DMTN163, $11.5m DMTN173, $11.8m DMTN197, $11.9m DMTN201, and $12m DMTN208.

Ontario Immigrant Investor Corporation: $582.8 m OIIC 118-156.

Treasury Bills:

Northern Ontario Heritage Fund Corporation: $162m, Ontario Capital Growth Corporation: $112m, Ontario Immigrant Investor Corporation: $69m, Infrastructure Ontario: $496m, Ontario Trillium Foundation: $38m and Forest Renewal Trust: $2m.

SEC Registered Debt Outstanding for Province of Ontario

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding
February 3, 2015	February 3, 2005	PE	4.50	USD	500,000,000
February 5, 2015	February 5, 2010	G47	2.95	USD	3,000,000,000
April 1, 2015	February 29, 2012	USMTN1	3M LIBOR + 0.15	USD	750,000,000
May 26, 2015	May 24, 2012	G57	0.95	USD	3,500,000,000
June 16, 2015	June 16, 2005	PG	6.25	NZD	718,450,000
June 16, 2015	June 16, 2010	G50	2.70	USD	2,500,000,000
August 13, 2015	February 7, 2013	G61	3M LIBOR + 0.05	USD	500,000,000
September 15, 2015	September 15, 2010	G51	1.875	USD	1,250,000,000
January 19, 2016	January 18, 2006	PJ	4.75	USD	950,000,000
April 27, 2016	April 27, 2006	PK	5.45	USD	900,000,000
May 10, 2016	May 10, 2011	G54	2.30	USD	3,000,000,000
July 22, 2016	July 23, 2013	G64	1.00	USD	2,500,000,000
September 21, 2016	September 21, 2011	G56	1.60	USD	2,000,000,000
November 28, 2016	November 28, 2006	PM	4.95	USD	891,000,000
October 25, 2017	October 25, 2012	G60	1.10	USD	2,250,000,000
November 23, 2017	November 23, 2012	USMTN2	3M LIBOR + 0.25	USD	250,000,000
December 15, 2017	December 15, 2010	G52	3.15	USD	1,250,000,000
January 9, 2018	January 9, 2009	PU	3M EURIBOR + 1.39	EUR	120,000,000
February 14, 2018	February 14, 2013	G62	1.20	USD	705,000,000
July 16, 2018	July 14, 2011	G55	3.00	USD	1,000,000,000
September 27, 2018	September 27, 2013	G63	2.00	USD	1,750,000,000
October 9, 2018	October 9, 2014	G68	1.75	CAD	500,000,000
January 30, 2019	January 30, 2014	G65	2.00	USD	2,000,000,000
September 27, 2019	September 27, 2012	G59	1.65	USD	1,250,000,000
October 7, 2019	October 7, 2009	G44	4.00	USD	2,000,000,000
April 14, 2020	April 14, 2010	G48	4.40	USD	2,000,000,000
September 10, 2021	September 11, 2014	G67	2.50	USD
					2,000,000,000
June 29, 2022	June 29, 2012	G58	2.45	USD	1,000,000,000
February 7, 2024	February 7, 1994	HS	7.50	CAD	1,106,700,000
May 16, 2024	May 16, 2014	G66	3.20	USD	1,250,000,000

SEC Registered Debt Outstanding Issued by the Province for Ontario Electricity Financial Corporation (“OEFC”)

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding
February 3, 2015	February 3, 2005	PE	4.50	USD	500,000,000
October 9, 2017	January 9, 2009	PU	3M EURIBOR + 1.39	EUR	105,000,000
February 14, 2018	February 14, 2013	G62	1.20	USD	295,000,000

Ontario Electricity Industry

Ontario Electricity Financial Corporation (“OEFC”), a Crown agency, is the legal continuation of Ontario Hydro and is responsible for the management of that corporation’s debt and other liabilities that were not transferred to successor companies as part of the restructuring of Ontario Hydro in 1999, including the administration of certain power purchase agreements with non-utility generators. As at March 31, 2014, OEFC had total debt of $26.1 billion (2013, $27.4 billion). $19.2 billion of OEFC’s debt as at March 31, 2014 (2013, $19.4 billion) is held by the Province and included in total debt and other liabilities.

Ontario Hydro’s successor companies include Ontario Power Generation Inc. (“OPG”), a generation business, and Hydro One Inc. (“Hydro One”), a transmission and distribution business, both of which are wholly owned by the Province. In addition, the Independent Electricity System Operator (“IESO”) is the electricity system and market operator and the Electrical Safety Authority is responsible for electricity safety inspection. Pursuant to various transfer orders (“Transfer Orders”), assets of the former Ontario Hydro were transferred to OPG, Hydro One and the IESO in exchange for debt. The Province assumed a portion of OPG’s and Hydro One’s debt in exchange for equity, in order to provide them with commercially acceptable capital structures. As of March 31, 2014, OEFC held notes receivable in the amount of $4.0 billion from OPG, $122 million from the IESO and $8.9 billion from the Province. Note that effective January 1, 2015, the IESO and Ontario Power Authority (“OPA”) will merge, with the newly amalgamated agency to be called the IESO.

Subject to a deductible of $10 million, OEFC has agreed to indemnify Hydro One in respect of (i) the failure of the Transfer Orders to transfer any asset, right or thing, or any interest therein related to its business; (ii) any adverse claims or interests, including those of the Crown, subject to certain exclusions, or any deficiency or lack of title in respect of any asset, right or thing or any interest therein, which was intended to be transferred; and (iii) the creation, treatment, payment to or from or other dealing with any equity account of Ontario Hydro, including with respect to certain litigation relating thereto. The Province has guaranteed the obligations of OEFC under the indemnity.

The Electricity Act, 1998 (“Electricity Act”) defines “stranded debt” as the amount of OEFC’s debt and other liabilities that, in the opinion of the Minister of Finance, cannot reasonably be serviced and retired in a competitive electricity market. As of April 1, 1999, the Ministry of Finance estimated the stranded debt to be approximately $20.9 billion. OEFC’s unfunded liability is the net deficiency of OEFC’s assets over its liabilities. The opening unfunded liability of $19.4 billion as at April 1, 1999 represented the stranded debt adjusted for $1.5 billion of additional assets transferred to OEFC. OEFC’s unfunded liability at March 31, 2014 was $9.8 billion.

As part of the restructuring of the electricity sector, a long-term plan provides for certain dedicated revenue streams to service and retire OEFC’s debt and other liabilities. These revenue streams are established under the Electricity Act and include payments-in-lieu of property taxes and federal and provincial corporate income taxes paid by OPG, Hydro One and the municipal electricity utilities.

The Province, as shareholder, is eligible to receive dividend payments on its shares in OPG and Hydro One. Pursuant to the government’s commitment to keep electricity income in the electricity sector, the cumulative combined net income of OPG and Hydro One in excess of the Province’s cumulative interest expenditure on its investment in the companies is allocated to OEFC for purposes of debt retirement (“electricity sector dedicated income”).

As at April 1, 1999, the present value of future payments-in-lieu of taxes and electricity sector dedicated income was estimated at $13.1 billion. Subtracting the $13.1 billion from stranded debt of $20.9 billion resulted in a difference of $7.8 billion, the initial estimated residual stranded debt. The Electricity Act allows for a DRC of 0.7 cents per kilowatt hour to be levied on Ontario electricity users. This charge, collected by the IESO, distributors and retailers, is payable to OEFC. On April 23, 2014, the Ontario government announced that it would remove the DRC cost from residential users’ electricity bills after December 31, 2015. The DRC would remain on all other electricity users’ bills until the residual stranded debt is retired.

In accordance with Ontario Regulation 89/12, the Minister of Finance determined the residual stranded debt to be $2.6 billion as at March 31, 2014. The residual stranded debt determination as at March 31, 2014, is based on a stranded debt amount of $9.8 billion, reduced by the estimated present value of future dedicated revenues to OEFC of $7.2 billion. As reported in the 2014 Ontario Economic Outlook and Fiscal Review, the estimate for when the residual stranded debt will likely be retired is by the end of 2018.

The Electricity Act and the Ontario Energy Board Act, 1998 set out the legislative framework for Ontario’s electricity market and restructuring of Ontario Hydro. Open, non-discriminatory access to transmission and distribution systems commenced May 1, 2002. Since 2005, electricity prices payable by consumers reflect a blend of contract prices, regulated prices for OPG’s output from its price-regulated nuclear and hydroelectric plants, and market prices. OPG’s previously unregulated and non-contracted hydroelectric plants were prescribed for rate regulation, effective July 1, 2014. Regulated prices for OPG are approved by the Ontario Energy Board (“OEB”). The OEB also sets the commodity price payable by low volume and certain other specified consumers under the Regulated Price Plan (“RPP”). The OPA finances any differences between prices under the RPP and the actual supply cost of electricity, with any shortfall or surplus to be recovered or returned through the setting of RPP prices in the following period. Note that effective January 1, 2015, the IESO and Ontario Power Authority (“OPA”) will merge, with the newly amalgamated agency to be called the Independent Electricity System Operator (“IESO”).

The Province, OPG and certain subsidiaries of OPG are parties to the Ontario Nuclear Funds Agreement (“ONFA”), which governs the establishment, funding and management of segregated funds to ensure sufficient funds are available to pay the costs of nuclear station decommissioning and nuclear used fuel waste management.

Under ONFA, the Province is liable to make payments should the cost estimate for nuclear used fuel waste management rise above specified thresholds, for a fixed volume of used fuel. The likelihood and amount by which the cost estimate could rise above these thresholds cannot be determined at this time. The cost estimate will be updated periodically to reflect new developments in the management of nuclear used fuel waste.

As well, under ONFA, the Province guarantees a return of 3.25 per cent over the Ontario Consumer Price Index for the portion of the nuclear used fuel waste management segregated fund related to the fixed volume of used fuel. If the earnings on assets in that fund related to the fixed volume exceed the guaranteed rate, the Province is entitled to the excess.

Two agreements are in place to satisfy the Canadian Nuclear Safety Commission (CNSC) licensing requirements for financial guarantees in respect of OPG’s nuclear station decommissioning and nuclear waste management obligations. One agreement gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA. The other agreement between the Province and the CNSC provides a direct provincial guarantee to the CNSC on behalf of OPG. This guarantee, for up to $1.551 billion, effective January 1, 2013, relates to the portion of the decommissioning and waste management obligations not funded by the estimated value of ONFA funds as at January 1, 2013. In return, the Province receives from OPG an annual fee equal to 0.5 per cent of the value of the guarantee. The current provincial guarantee is in effect through the end of 2017.

CONTINGENT LIABILITIES

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO

For the year ended March 31, 2014

LOANS GUARANTEED

	Year of Issue	Rate of Interest	Outstanding March 31, 2014	References
		%	$

MINISTRY OF AGRICULTURE, FOOD / RURAL AFFAIRS
Commodity Loan Guarantee Program	Ongoing	Various	22,514,465	(1)
Feeder Cattle Loan Guarantee Program	Ongoing	Various	69,405,059	(2)
FarmPlus Rural Loan Pool Program	Pre-2006	Various	1,653,161

TOTAL MINISTRY OF AGRICULTURE, FOOD / RURAL AFFAIRS			93,572,685

MINISTRY OF ECONOMIC DEVELOPMENT, TRADE AND EMPLOYMENT / RESEARCH AND INNOVATION
MaRS Phase 2 Debt Service Guarantee	2011	None	105,642,563

TOTAL MINISTRY OF ECONOMIC DEVELOPMENT, TRADE AND EMPLOYMENT / RESEARCH AND INNOVATION			105,642,563

MINISTRY OF INFRASTRUCTURE
Pan Am Athletes’ Village – Project Co.	2013-14	15	243,000,000

TOTAL MINISTRY OF INFRASTRUCTURE			243,000,000

MINISTRY OF NATURAL RESOURCES
Olav Haavaldsruud Timber Company Ltd. – sawmill	2011	7	4,430,000
Olav Haavaldsruud Timber Company Ltd. – co-gen project	2011	7.5	17,800,000
Global Sticks Inc. – Loan # 2	2009	6	1,606,256
Global Sticks Inc. – Loan # 4	2010	6.5%	1,316,744

TOTAL MINISTRY OF NATURAL RESOURCES			25,153,000

MINISTRY OF TRAINING, COLLEGES AND UNIVERSITIES
Ontario Student Loan Plan:
Class “A”	Various	Prime	3,134,873
Class “B”	Various	Prime+1	293,396
Class “C”	Various	Prime+1	53,306,786

TOTAL MINISTRY OF TRAINING, COLLEGES AND UNIVERSITIES			56,735,055

TOTAL LOANS GUARANTEED			524,103,303

OTHER GUARANTEES

	Year of Issue	Rate of Interest	Outstanding March 31, 2014	References
		%	$

MINISTRY OF FINANCE
Loan Facility by United Communities Credit Union Ltd. To Pelee Island Co-operative Association	2010	4.75	561,115	(3)
Credit Facility by The Royal Bank of Canada to Ontario College of Trades	2011	Prime–0.75	352,500
Loan guarantees under Aboriginal Loan Guarantee Program	2011	Various	129,950,000	(4)

TOTAL MINISTRY OF FINANCE			130,848,904

TOTAL OTHER GUARANTEES			130,848,904

TOTAL LOANS AND OTHER GUARANTEES			654,952,207

FINANCIAL GUARANTEES – MINISTRY OF FINANCE:

Two agreements are in place to satisfy the Canadian Nuclear Safety Commission (CNSC) licensing requirements for financial guarantees in respect of OPG’s nuclear station decommissioning and nuclear waste management obligations. One agreement gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA. The other agreement between the Province and the CNSC provides a direct Provincial guarantee to the CNSC on behalf of OPG. This guarantee, for up to $1.551 billion, effective January 1, 2013, relates to the portion of the decommissioning and waste management obligations not funded by the estimated value of ONFA Funds as at January 1, 2013 and will remain effective until the end of 2017. In return, the Province receives from OPG an annual fee equal to 0.5 per cent of the value of the guarantee.

References:

1.	The Province’s maximum liability for the program is $120,000,000.
2.	The Province’s maximum liability for the program is $130,000,000.
3.	The Province has guaranteed the repayment of loan facility made by United Communities Credit Union Limited to Pelee Island Cooperative Association for a period beginning May 11, 2010 and ending at the earliest of April 1, 2015 or repayment of all the amounts borrowed. The maximum amount guaranteed is $ 0.6 million plus any unpaid interest, costs and expenses thereon.
4.	The Province has provided four loan guarantees under Aboriginal Loan Guarantee Program: two in the fiscal year 2011-12 and two others in the fiscal year 2013-14 for a combined total of $129.95 million. These guarantees will mature in the fiscal year 2025-26 and 2029-30. Borrowers pay the Province an annual loan guarantee fee of 0.15% of the guaranteed amount. The Aboriginal Loan Guarantee Program provides loan guarantees to support Aboriginal equity participation in renewable energy generation and transmission projects and has a maximum program envelope of $400 million.

CLAIMS AGAINST THE CROWN

As at March 31, 2014

Of the claims outstanding against the Crown in right of Ontario as at March 31, 2014, 56 (2013, 62) were for amounts over $50 million as reported in Note 12 to the Province’s Consolidated Financial Statements, contained in the 2013-2014 Public Accounts of Ontario. These claims arise from legal action, either in progress or threatened, in respect of aboriginal land claims, breach of contract, damages to persons and property and like items.

The amounts claimed have not been specified, but in each case are expected to exceed $50 million.

1.	Mary Lou LaPratte, Roland LaPratte, Sheila Horrell, Arthur Horrell et al. v. HMQRO.

2.	Monaghan, John Richard v. HMQRO et al.

3.	Twain, Jim Chief v. HMQRO.

4.	Chuang, David v. HMQRO.

5.	Greenfield Ethanol (formerly Commercial Alcohols Inc.) v. HMQRO.

6.	Dr. Jeffrey Lipsitz v. HMQRO.

7.	Magnotta Winery Corporation et al. v. AGCO et al.

8.	Mayotte, Michael v. HMQRO.

9.	Keatley Surveying Ltd. v Teranet Inc.

10.	W. Ross Macdonald School for the Blind v. HMQRO.

11.	Trillium Power Wind Corporation v. HMQRO.

12.	George Stifel v. HMQRO.

13.	Janice Cerra et al. v. Corporation of the City of Thunder Bay.

14.	Northern Superior Resources Inc. v. HMQRO.

15.	SkyPower CL 1 LP, et al v. HMQRO and the Ontario Power Authority.

16.	Quinte, Elaine, et al v Algoma Central Properties – Elliot Lake Algo Mall Collapse.

17.	Papassay, Holly v HMQRO.

18.	Johnson, Glenn, et al v. HMQRO: Draft class action claim for damages contemplated by a class comprised of inmates incarcerated at the EMDC between January 1, 2010 and August 25, 2013.

19.	StandardBred Breeders of Ontario Association v. HMQRO and OLG.

20.	Ontario Schedule 1 Facilities Adult Occupational Centre, Edgar and D’Arcy Place McIntyre, Marlene v. HMQRO.

21.	Northern Diamond Gaming Services Limited and Diamond Gaming Services Inc. et al. v. HMQRO.

22.	The Chippewas of Sarnia, the Chippewas of Kettle Point et al. v. HMQRO, Polysar Hydrocarbons Limited et al.

23.	Clifford Meness et al., for themselves and all other members of the Algonquins of Golden Lake Band of Indians v. HMQRO.

24.	Roger Southwind on behalf of the Lac Seul Indian Band v. HMQRO.

25.	Moose Factory First Nation et al. v. Spruce Falls Power and Paper Company Limited.

26.	New Post First Nation et al. v. Spruce Falls Power and Paper Company Limited.

27.	Missanabie Cree First Nation v. HMQRO and HMQRC.

28.	Six Nations of the Grand River Band v. HMQRO.

29.	Wikwemikong Indian Band v. HMQRO.

30.	Chippewas of Sarnia Band v. HMQRO.

31.	Mississauga of Alderville, Beausoleil, Chippewas of Georgia Island, Mnjikaning (Rama), Curve Lake Hiawatha, and Scugog Island First Nation v. HMQRO.

32.	Wesley Big George on behalf of seven Lake of the Woods First Nations v. HMQRO.

33.	Big Grassy (Mishkosiimiiniiziibing) First Nation and Ojibways of Onigaming First Nations adjacent to the Lake of the Woods and Winnipeg River area who are signatories to Treaty 3 v. HMQRO.

34.	Wauzhushk Onigum First Nation and Ochiichagwe’babig o’ining First Nation and Washagamis Bay First Nations v. HMQRO.

35.	Walpole Island First Nations v. HMQRO.

36.	The Begetikong Anishnabe First Nation (aka the Ojibways of Pic River) Chief Roy Michano, Councilor Duncan Michano and Councilor Arthur H. Fisher v. HMQRO.

37.	Long Lake No. 58 First Nation v. HMQRO.

38.	Biinjitiwaabik Zaaging Anishinabek First Nation (Rocky Bay Band) v. HMQRO.

39.	Sand Point First Nation v. HMQRO.

40.	Pic Mobert First Nation v. HMQRO.

41.	Pays Plat First Nation v. HMQRC and HMQRO.

42.	Whitesand First Nation v. HMQRO.

43.	Moose Deer Point First Nation v. HMQRO.

44.	Kinew, Tobasonakwut v. HMCRC and HMQRO.

45.	Garden River First Nation Reserve No. 14 v. HMQRO.

46.	Sinclare, Alfred v. HMQRO.

47.	Agency One Damages v. HMQRO.

48.	Atikameksheng Anishnawbek v. HMQRO and HMQRC, et al.

49.	Kapuskasing Cree First Nation v. HMQRO, Ontario Power Generation et al.

50.	Wahgoshig First Nations v. Solid Gold and HMQRO.

51.	Aundeck OMNI Kaning First Nation et al.

52.	Northwest Angle No. 33 First Nation: Claim for flooding and related damages and a declaration of fiduciary duty to the plaintiffs.

53.	Inter-Leasing Inc. v. Minister of Revenue: Tax appeals under the Corporations Tax Act claiming a refund of corporate income tax reassessed in connection with a tax planning arrangement involving a BVI financing company.

54.	Proceedings before the Copyright Board of Canada.

55.	North American Free Trade Agreement (NAFTA) Chapter 11: Mesa Power Group claims that Canada breached obligations under the NAFTA as a result of the actions of the Province of Ontario Power Authority (OPA) in allocating transmission capacity and awarding Feed-in-Tariff (FIT) contracts in the Bruce Region.

56.	North American Free Trade Agreement (NAFTA) Chapter 11: Windstream Energy alleges that Canada breached its obligations under NAFTA as a result of measures and actions taken by Ontario in relation to the deferral on the development of an offshore wind energy policy framework and the Feed-in-Tariff (FIT) Program.

*	Updated for changes up to date of release of Public Accounts. 56 of the above claims were assessed as “not determinable”.

As at December 19, 2014

There were 102 claims outstanding against the Crown in right of Ontario, which were for amounts over $50 million each. The cost to the Province, if any, cannot be determined because the outcome of these actions is uncertain.

Economic Data Tables

The following tables present a comprehensive review of Ontario’s economy including, GDP information, G20 comparison, imports and exports, demographics and labour markets between 2000-2013.

Ontario, Gross Domestic Product (GDP), 2000-2013	Table 1
	($ Billions)
	2000	2001	2002	2003	2004	2005	2006
Real GDP (chained $2007)	513.3	522.3	539.1	546.1	562.0	579.5	590.3
Household Consumption	260.6	267.0	277.2	285.9	293.5	304.0	313.5
Government	106.6	110.7	114.2	119.6	124.7	127.1	133.2
Residential Construction	29.6	32.5	35.7	36.2	38.0	38.6	39.0
Non-residential Construction	13.7	13.5	13.9	13.5	13.4	13.6	15.3
Machinery and Equipment	22.9	21.6	19.9	21.3	23.1	26.0	28.2
Exports	316.9	306.6	312.0	312.6	328.4	335.7	338.1
Imports	261.7	249.5	255.2	263.5	281.8	290.7	302.2
Nominal GDP	449.2	465.5	490.1	505.5	530.2	552.8	574.3

Table 1 (continued)	($ Billions)
	2007	2008	2009	2010	2011	2012	2013
Real GDP (chained $2007)	597.8	596.9	578.5	598.2	613.8	624.4	632.4
Household Consumption	324.9	332.9	333.2	344.6	350.6	355.9	363.4
Government	136.3	142.6	149.7	157.5	153.9	154.2	153.6
Residential Construction	40.0	38.4	35.9	38.7	40.2	42.0	41.1
Non-residential Construction	16.3	15.4	14.5	14.8	18.1	19.6	18.5
Machinery and Equipment	28.0	28.3	21.8	24.0	24.4	23.8	21.8
Exports	339.2	317.2	274.3	298.6	313.1	323.4	329.1
Imports	313.7	306.9	272.8	304.3	317.5	323.1	323.4
Nominal GDP	597.8	604.3	595.4	629.5	658.6	679.6	695.7

Source: Statistics Canada.

Ontario, Gross Domestic Product (GDP), Annual Change, 2000–2013	Table 2
	(Per Cent Change)
	2000	2001	2002	2003	2004	2005	2006
Real GDP (chained $2007)	6.3	1.8	3.2	1.3	2.9	3.1	1.9
Household Consumption	4.8	2.5	3.8	3.1	2.7	3.6	3.1
Government	3.8	3.8	3.1	4.8	4.3	1.9	4.8
Residential Construction	7.0	9.9	9.9	1.3	5.0	1.7	0.9
Non-residential Construction	(12.6)	(0.9)	2.6	(2.8)	(1.2)	2.1	11.9
Machinery and Equipment	5.7	(5.5)	(7.6)	7.0	8.3	12.5	8.5
Exports	8.0	(3.2)	1.7	0.2	5.0	2.2	0.7
Imports	7.5	(4.7)	2.3	3.2	7.0	3.2	3.9
Nominal GDP	7.9	3.6	5.3	3.1	4.9	4.2	3.9

Table 2 (continued)	(Per Cent Change)
	2007	2008	2009	2010	2011	2012	2013
Real GDP (chained $2007)	1.3	(0.1)	(3.1)	3.4	2.6	1.7	1.3
Household Consumption	3.6	2.5	0.1	3.4	1.8	1.5	2.1
Government	2.4	4.6	5.0	5.2	(2.3)	0.2	(0.4)
Residential Construction	2.6	(4.0)	(6.4)	7.8	3.7	4.7	(2.3)
Non-residential Construction	6.9	(5.5)	(5.7)	1.4	23.0	7.8	(5.2)
Machinery and Equipment	(0.8)	1.0	(22.7)	10.0	1.7	(2.8)	(8.2)
Exports	0.3	(6.5)	(13.5)	8.8	4.9	3.3	1.8
Imports	3.8	(2.2)	(11.1)	11.5	4.4	1.8	0.1
Nominal GDP	4.1	1.1	(1.5)	5.7	4.6	3.2	2.4

Source: Statistics Canada.

Ontario, Selected Economic Indicators, 2000–2013	Table 3
	2000	2001	2002	2003	2004	2005	2006
Retail Sales ($ Billions)	111.5	114.3	121.0	125.1	128.9	135.1	140.6
Housing Starts – Units (000s)	71.5	73.3	83.6	85.2	85.1	78.8	73.4
Compensation of Employees ($ Billions)	236.4	243.0	251.2	262.1	276.9	289.8	304.3
Primary Household Income ($ Billions)	302.6	311.5	319.4	330.4	347.6	363.5	382.7
Net Operating Surplus – Corporations ($ Billions)	53.1	54.3	64.6	67.4	69.7	73.7	71.7
Consumer Price Index (2002 = 100)	95.1	98.0	100.0	102.7	104.6	106.9	108.8
Labour Force (000s)	6,169	6,322	6,493	6,675	6,766	6,823	6,884
Employment (000s)	5,815	5,921	6,029	6,212	6,308	6,371	6,449
Unemployment Rate (%)	5.7	6.3	7.2	6.9	6.8	6.6	6.3

Table 3 (continued)
	2007	2008	2009	2010	2011	2012	2013
Retail Sales ($ Billions)	146.0	151.7	148.1	156.3	161.9	164.5	168.3
Housing Starts – Units (000s)	68.1	75.1	50.4	60.4	67.8	76.7	61.1
Compensation of Employees ($ Billions)	317.3	326.6	324.5	336.5	352.1	364.5	374.4
Primary Household Income ($ Billions)	402.0	413.0	413.2	425.1	444.3	460.1	473.7
Net Operating Surplus – Corporations ($ Billions)	75.3	68.8	58.4	76.0	84.3	83.8	83.8
Consumer Price Index (2002 = 100)	110.8	113.3	113.7	116.5	120.1	121.8	123.0
Labour Force (000s)	7,013	7,133	7,147	7,237	7,302	7,357	7,441
Employment (000s)	6,564	6,666	6,502	6,610	6,731	6,784	6,879
Unemployment Rate (%)	6.4	6.5	9.0	8.7	7.8	7.8	7.5

Sources: Statistics Canada and Canada Mortgage and Housing Corporation.

Ontario, Selected Economic Indicators, Annual Change, 2000–2013	Table 4
	(Per Cent Change)
	2000	2001	2002	2003	2004	2005	2006
Retail Sales	6.6	2.5	5.9	3.4	3.0	4.8	4.0
Housing Starts	6.4	2.5	14.1	1.9	(0.1)	(7.4)	(6.8)
Compensation of Employees	9.9	2.8	3.4	4.3	5.6	4.7	5.0
Primary Household Income	7.7	2.9	2.5	3.4	5.2	4.6	5.3
Net Operating Surplus – Corporations	6.9	2.1	19.0	4.4	3.5	5.7	(2.7)
Consumer Price Index	2.9	3.0	2.0	2.7	1.9	2.2	1.8
Labour Force	2.5	2.5	2.7	2.8	1.4	0.8	0.9
Employment	3.2	1.8	1.8	3.0	1.5	1.0	1.2

Table 4 (continued)	(Per Cent Change)
	2007	2008	2009	2010	2011	2012	2013
Retail Sales	3.8	3.9	(2.4)	5.5	3.6	1.6	2.3
Housing Starts	(7.2)	10.2	(32.9)	20.0	12.2	13.2	(20.4)
Compensation of Employees	4.3	3.0	(0.6)	3.7	4.6	3.5	2.7
Primary Household Income	5.0	2.7	0.0	2.9	4.5	3.6	2.9
Net Operating Surplus – Corporations	5.0	(8.6)	(15.1)	30.3	10.8	(0.6)	0.0
Consumer Price Index	1.8	2.3	0.4	2.5	3.1	1.4	1.0
Labour Force	1.9	1.7	0.2	1.2	0.9	0.8	1.1
Employment	1.8	1.6	(2.5)	1.7	1.8	0.8	1.4

Sources: Statistics Canada and Canada Mortgage and Housing Corporation.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2000–2013	Table 5
	($2007 Chained Millions)
	2000	2001	2002	2003	2004	2005	2006
Goods Producing Industries	145,223	141,545	145,034	145,839	147,080	148,703	146,641
Primary	13,717	13,706	12,875	12,803	13,179	13,688	12,760
Utilities	9,329	9,086	9,385	9,329	9,604	9,966	10,044
Construction	24,228	26,245	27,588	28,484	28,914	29,512	30,280
Manufacturing[1]	97,938	93,025	95,364	95,411	95,664	95,914	93,630
Services Producing Industries	335,113	346,655	355,834	363,639	376,039	388,608	401,818
Wholesale Trade	26,721	26,976	27,890	29,321	30,063	32,123	33,540
Retail Trade	22,544	23,579	25,216	26,234	27,164	27,701	28,843
Transportation and Warehousing	18,244	18,855	18,704	18,427	19,283	20,195	20,548
Information and Cultural (incl. Telecommunications)	15,785	17,247	17,517	17,634	19,383	20,054	20,689
Finance and Insurance	40,065	41,850	41,955	42,715	44,620	45,988	49,028
Real Estate and Leasing	56,388	59,144	61,181	62,249	63,828	66,277	67,330
Professional and Administrative Services	43,198	43,945	45,358	46,897	48,139	49,735	51,541
Management of Companies and Enterprises	2,949	3,389	3,670	3,725	3,703	3,768	3,927
Education	24,366	24,544	25,089	25,623	26,580	28,002	29,209
Health Care and Social Services	30,332	30,655	31,174	32,282	33,277	33,970	34,945
Arts, Entertainment and Recreation	3,975	4,213	4,220	4,251	4,409	4,448	4,479
Accommodation and Food	10,233	10,327	10,618	9,792	10,000	10,007	10,042
Other Services	9,159	9,625	10,023	10,195	10,531	10,692	10,831
Public Administration	31,341	32,030	32,866	34,233	34,796	35,309	36,709
Total Production	481,448	488,537	501,434	509,891	523,383	537,515	548,616

Table 5 (continued) Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2000–2013
	($2007 Chained Millions)
	2007	2008	2009	2010	2011	2012	2013
Goods Producing Industries	142,641	136,490	120,807	128,684	131,880	134,409	133,222
Primary	12,233	13,442	10,257	11,170	12,629	12,910	13,494
Utilities	10,283	11,056	10,996	11,274	11,269	11,216	11,713
Construction	31,247	30,282	30,839	32,694	32,712	33,478	32,434
Manufacturing[1]	88,878	81,743	67,991	72,842	74,698	76,225	75,013
Services Producing Industries	414,466	419,637	417,406	427,984	438,326	444,921	453,307
Wholesale Trade	35,018	33,750	32,142	35,217	37,565	38,216	38,133
Retail Trade	29,426	30,236	29,281	30,192	30,488	30,946	31,735
Transportation and Warehousing	20,799	21,601	20,301	21,203	21,915	21,902	21,978
Information and Cultural (incl. Telecommunications)	20,753	20,933	21,227	21,654	21,748	22,140	22,607
Finance and Insurance	51,319	50,270	49,213	50,345	52,018	53,187	55,430
Real Estate and Leasing	69,127	70,192	71,893	73,605	75,973	77,734	79,551
Professional and Administrative Services	53,648	53,630	51,450	52,202	53,514	54,327	55,185
Management of Companies and Enterprises	4,313	4,691	4,640	4,506	4,532	4,509	4,559
Education	30,163	31,228	31,863	32,638	32,528	33,099	33,951
Health Care and Social Services	36,277	37,384	38,160	38,480	39,196	39,856	40,418
Arts, Entertainment and Recreation	4,581	4,579	4,633	4,472	4,342	4,265	4,370
Accommodation and Food	10,103	10,254	10,339	10,281	10,583	10,913	11,237
Other Services	11,225	11,513	11,382	11,071	11,155	11,109	11,506
Public Administration	37,715	39,394	40,867	42,153	42,886	42,893	42,866
Total Production	557,107	556,219	538,494	556,962	570,508	579,634	586,874

[1]	See Table 7 for detailed manufacturing industries.

Source: Statistics Canada.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, Annual Change, 2000–2013	Table 6
	(Per Cent Change)
	2000	2001	2002	2003	2004	2005	2006
Goods Producing Industries	6.3	(2.5)	2.5	0.6	0.9	1.1	(1.4)
Primary	2.0	(0.1)	(6.1)	(0.6)	2.9	3.9	(6.8)
Utilities	(0.3)	(2.6)	3.3	(0.6)	2.9	3.8	0.8
Construction	3.3	8.3	5.1	3.2	1.5	2.1	2.6
Manufacturing[1]	8.2	(5.0)	2.5	0.0	0.3	0.3	(2.4)
Services Producing Industries	5.9	3.4	2.6	2.2	3.4	3.3	3.4
Wholesale Trade	7.7	1.0	3.4	5.1	2.5	6.9	4.4
Retail Trade	7.2	4.6	6.9	4.0	3.5	2.0	4.1
Transportation and Warehousing	3.2	3.4	(0.8)	(1.5)	4.6	4.7	1.7
Information and Cultural (incl. Telecommunications)	9.2	9.3	1.6	0.7	9.9	3.5	3.2
Finance and Insurance	8.1	4.5	0.3	1.8	4.5	3.1	6.6
Real Estate and Leasing	4.5	4.9	3.4	1.7	2.5	3.8	1.6
Professional and Administrative Services	12.9	1.7	3.2	3.4	2.6	3.3	3.6
Management of Companies and Enterprises	13.1	14.9	8.3	1.5	(0.6)	1.8	4.2
Education	(0.3)	0.7	2.2	2.1	3.7	5.3	4.3
Health Care and Social Services	3.7	1.1	1.7	3.6	3.1	2.1	2.9
Arts, Entertainment and Recreation	5.8	6.0	0.2	0.7	3.7	0.9	0.7
Accommodation and Food	1.2	0.9	2.8	(7.8)	2.1	0.1	0.3
Other Services	5.6	5.1	4.1	1.7	3.3	1.5	1.3
Public Administration	2.3	2.2	2.6	4.2	1.6	1.5	4.0
Total Production	6.0	1.5	2.6	1.7	2.6	2.7	2.1

Table 6 (continued)	Ontario, Real Gross Domestic Product by Industry at Basic Prices, Annual Change, 2000–2013
	(Per Cent Change)
	2007	2008	2009	2010	2011	2012	2013
Goods Producing Industries	(2.7)	(4.3)	(11.5)	6.5	2.5	1.9	(0.9)
Primary	(4.1)	9.9	(23.7)	8.9	13.1	2.2	4.5
Utilities	2.4	7.5	(0.5)	2.5	0.0	(0.5)	4.4
Construction	3.2	(3.1)	1.8	6.0	0.1	2.3	(3.1)
Manufacturing[1]	(5.1)	(8.0)	(16.8)	7.1	2.5	2.0	(1.6)
Services Producing Industries	3.1	1.2	(0.5)	2.5	2.4	1.5	1.9
Wholesale Trade	4.4	(3.6)	(4.8)	9.6	6.7	1.7	(0.2)
Retail Trade	2.0	2.8	(3.2)	3.1	1.0	1.5	2.5
Transportation and Warehousing	1.2	3.9	(6.0)	4.4	3.4	(0.1)	0.3
Information and Cultural (incl. Telecommunications)	0.3	0.9	1.4	2.0	0.4	1.8	2.1
Finance and Insurance	4.7	(2.0)	(2.1)	2.3	3.3	2.2	4.2
Real Estate and Leasing	2.7	1.5	2.4	2.4	3.2	2.3	2.3
Professional and Administrative Services	4.1	0.0	(4.1)	1.5	2.5	1.5	1.6
Management of Companies and Enterprises	9.8	8.8	(1.1)	(2.9)	0.6	(0.5)	1.1
Education	3.3	3.5	2.0	2.4	(0.3)	1.8	2.6
Health Care and Social Services	3.8	3.0	2.1	0.8	1.9	1.7	1.4
Arts, Entertainment and Recreation	2.3	0.0	1.2	(3.5)	(2.9)	(1.8)	2.5
Accommodation and Food	0.6	1.5	0.8	(0.6)	2.9	3.1	3.0
Other Services	3.6	2.6	(1.1)	(2.7)	0.8	(0.4)	3.6
Public Administration	2.7	4.5	3.7	3.1	1.7	0.0	(0.1)
Total Production	1.5	(0.2)	(3.2)	3.4	2.4	1.6	1.2

[1]	See Table 8 for detailed manufacturing industries.

Source: Statistics Canada.

Ontario, Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, 2000–2013	Table 7
	($2007 Chained Millions)
	2000	2001	2002	2003	2004	2005	2006
Manufacturing	97,938	93,025	95,364	95,411	95,664	95,914	93,630
Food, Beverage and Tobacco Products	12,039	12,210	11,812	11,705	11,955	12,480	12,443
Textile, Clothing and Leather Products	—	—	—	—	—	—	—
Wood Products and Furniture	5,045	5,140	5,213	4,828	4,974	4,711	4,569
Paper Products and Printing	6,858	7,170	7,066	6,937	6,870	6,998	6,381
Chemical and Petroleum Products	8,760	9,577	10,260	10,416	9,785	8,703	8,880
Plastic and Rubber Products	5,460	5,192	5,582	5,579	5,512	5,595	5,315
Primary Metal and Fabricated Metal Products	14,426	13,993	15,060	15,137	14,681	14,845	14,373
Machinery	7,589	7,010	7,067	6,897	6,844	6,589	6,379
Electrical and Electronic Products	9,395	7,298	6,810	6,416	7,245	7,375	7,234
Transportation Equipment	21,422	19,232	20,035	20,937	21,409	22,350	21,862
Other Manufacturing	4,106	4,257	4,424	4,476	4,568	4,626	4,735

Table 7 (continued)	($2007 Chained Millions)
	2007	2008	2009	2010	2011	2012	2013
Manufacturing	88,878	81,743	67,991	72,842	74,698	76,225	75,013
Food, Beverage and Tobacco Products	11,551	11,734	11,484	11,522	11,112	11,094	11,371
Textile, Clothing and Leather Products	1,287	1,107	950	940	942	890	841
Wood Products and Furniture	4,204	3,812	2,896	2,960	2,837	2,886	3,012
Paper Products and Printing	6,147	5,927	4,868	4,839	4,790	4,671	4,639
Chemical and Petroleum Products	8,487	8,182	7,639	7,753	7,677	8,049	7,851
Plastic and Rubber Products	5,140	4,589	3,637	3,889	4,110	4,272	4,465
Primary Metal and Fabricated Metal Products	13,624	12,095	8,661	10,267	11,055	11,190	11,000
Machinery	6,343	6,053	4,865	4,755	5,483	5,474	5,166
Electrical and Electronic Products	6,656	6,786	6,510	6,618	6,423	5,377	4,869
Transportation Equipment	20,851	17,007	12,560	15,477	16,392	18,797	17,878
Other Manufacturing	4,589	4,415	3,802	3,953	4,109	3,883	4,238

Source: Statistics Canada.

Ontario, Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, Annual Change, 2000–2013	Table 8
	(Per Cent Change)
	2000	2001	2002	2003	2004	2005	2006
Manufacturing	8.2	(5.0)	2.5	0.0	0.3	0.3	(2.4)
Food, Beverage and Tobacco Products	1.0	1.4	(3.3)	(0.9)	2.1	4.4	(0.3)
Textile, Clothing and Leather Products	—	—	—	—	—	—	—
Wood Products and Furniture	18.0	1.9	1.4	(7.4)	3.0	(5.3)	(3.0)
Paper Products and Printing	15.0	4.5	(1.5)	(1.8)	(1.0)	1.9	(8.8)
Chemical and Petroleum Products	(0.8)	9.3	7.1	1.5	(6.1)	(11.1)	2.0
Plastic and Rubber Products	15.6	(4.9)	7.5	(0.1)	(1.2)	1.5	(5.0)
Primary Metal and Fabricated Metal Products	12.5	(3.0)	7.6	0.5	(3.0)	1.1	(3.2)
Machinery	17.0	(7.6)	0.8	(2.4)	(0.8)	(3.7)	(3.2)
Electrical and Electronic Products	21.8	(22.3)	(6.7)	(5.8)	12.9	1.8	(1.9)
Transportation Equipment	(2.4)	(10.2)	4.2	4.5	2.3	4.4	(2.2)
Other Manufacturing	12.0	3.7	3.9	1.2	2.1	1.3	2.4
	2007	2008	2009	2010	2011	2012	2013

Table 8 (continued)	(Per Cent Change)
Manufacturing	(5.1)	(8.0)	(16.8)	7.1	2.5	2.0	(1.6)
Food, Beverage and Tobacco Products	(7.2)	1.6	(2.1)	0.3	(3.6)	(0.2)	2.5
Textile, Clothing and Leather Products	—	(14.0)	(14.2)	(1.1)	0.2	(5.5)	(5.5)
Wood Products and Furniture	(8.0)	(9.3)	(24.0)	2.2	(4.2)	1.7	4.3
Paper Products and Printing	(3.7)	(3.6)	(17.9)	(0.6)	(1.0)	(2.5)	(0.7)
Chemical and Petroleum Products	(4.4)	(3.6)	(6.6)	1.5	(1.0)	4.8	(2.5)
Plastic and Rubber Products	(3.3)	(10.7)	(20.7)	6.9	5.7	3.9	4.5
Primary Metal and Fabricated Metal Products	(5.2)	(11.2)	(28.4)	18.5	7.7	1.2	(1.7)
Machinery	(0.6)	(4.6)	(19.6)	(2.3)	15.3	(0.2)	(5.6)
Electrical and Electronic Products	(8.0)	2.0	(4.1)	1.6	(2.9)	(16.3)	(9.5)
Transportation Equipment	(4.6)	(18.4)	(26.1)	23.2	5.9	14.7	(4.9)
Other Manufacturing	(3.1)	(3.8)	(13.9)	4.0	4.0	(5.5)	9.1

Source: Statistics Canada.

Ontario, Housing Market Indicators, 2000–2013	Table 9
	2000	2001	2002	2003	2004	2005	2006
New Housing Market
Residential Construction, Current $ Millions	21,619	24,524	28,196	30,048	33,525	35,519	37,316
Per Cent Change	10.1	13.4	15.0	6.6	11.6	5.9	5.1
Real Residential Construction ($2007 Millions)	29,589	32,515	35,722	36,190	38,017	38,646	38,979
Per Cent Change	7.0	9.9	9.9	1.3	5.0	1.7	0.9
Housing Starts (Units)	71,521	73,282	83,597	85,180	85,114	78,795	73,417
Per Cent Change	6.4	2.5	14.1	1.9	(0.1)	(7.4)	(6.8)
Of which: Single-detached, urban areas (Units)	35,555	34,861	44,980	40,849	41,101	33,655	30,369
Per Cent Change	5.5	(2.0)	29.0	(9.2)	0.6	(18.1)	(9.8)
Multiple, urban areas (Units)	31,868	35,401	34,635	40,082	38,795	39,522	37,411
Per Cent Change	9.0	11.1	(2.2)	15.7	(3.2)	1.9	(5.3)
New Housing Price Index (2007 = 100)	76.1	78.5	81.4	85.0	89.8	93.9	97.4
Per Cent Change	3.1	3.1	3.7	4.4	5.7	4.6	3.7
Resale Market
Home Resales (Units)	147,278	162,431	178,243	184,610	197,481	198,326	196,405
Per Cent Change	(0.9)	10.3	9.7	3.6	7.0	0.4	(1.0)
Average Resale Price ($)	183,832	193,377	210,921	226,854	245,277	262,450	277,589
Per Cent Change	5.6	5.2	9.1	7.6	8.1	7.0	5.8

Table 9 (continued)
	2007	2008	2009	2010	2011	2012	2013
New Housing Market
Residential Construction, Current $ Millions	39,987	39,470	37,441	41,755	44,867	48,800	48,762
Per Cent Change	7.2	(1.3)	(5.1)	11.5	7.5	8.8	(0.1)
Real Residential Construction ($2007 Millions)	39,987	38,368	35,909	38,719	40,165	42,035	41,087
Per Cent Change	2.6	(4.0)	(6.4)	7.8	3.7	4.7	(2.3)
Housing Starts (Units)	68,123	75,076	50,370	60,433	67,821	76,742	61,085
Per Cent Change	(7.2)	10.2	(32.9)	20.0	12.2	13.2	(20.4)
Of which: Single-detached, urban areas (Units)	30,690	25,760	18,425	23,256	22,783	21,449	19,356
Per Cent Change	1.1	(16.1)	(28.5)	26.2	(2.0)	(5.9)	(9.8)
Multiple, urban areas (Units)	32,084	46,164	29,513	33,847	42,458	52,965	39,259
Per Cent Change	(14.2)	43.9	(36.1)	14.7	25.4	24.7	(25.9)
New Housing Price Index (2007 = 100)	100.0	103.5	103.6	106.1	109.9	114.4	116.8
Per Cent Change	2.6	3.5	0.1	2.4	3.6	4.1	2.1
Resale Market
Home Resales (Units)	214,843	182,349	197,011	196,662	201,515	197,620	198,675
Per Cent Change	9.4	(15.1)	8.0	(0.2)	2.5	(1.9)	0.5
Average Resale Price ($)	298,707	301,375	317,490	341,425	365,132	384,455	402,547
Per Cent Change	7.6	0.9	5.3	7.5	6.9	5.3	4.7

Sources: Statistics Canada, Canada Mortgage and Housing Corporation and Canadian Real Estate Association.

Selected Financial Indicators, 2000–2013	Table 10
	(Per Cent)
	2000	2001	2002	2003	2004	2005	2006
Interest Rates
Bank Rate	5.8	4.3	2.7	3.2	2.5	2.9	4.3
Prime Rate	7.3	5.8	4.2	4.7	4.0	4.4	5.8
10-Year Government Bonds	5.9	5.5	5.3	4.8	4.6	4.1	4.2
Three-month T-Bills	5.4	3.7	2.6	2.9	2.2	2.7	4.0
Mortgage Rates
5-Year Rate	8.4	7.4	7.0	6.4	6.2	6.0	6.7
1-Year Rate	7.9	6.1	5.2	4.8	4.6	5.1	6.3
Canadian Household Debt Burden[1]
Consumer	31.2	31.6	33.1	35.4	37.6	39.8	40.4
Mortgage	64.3	65.7	68.1	71.2	74.4	77.9	80.3
Bank Loans	9.4	8.5	8.2	8.8	9.1	9.4	9.5
Other Loans	1.8	2.4	2.4	2.3	1.5	1.8	1.8
Total	106.7	108.3	111.8	117.7	122.5	129.0	132.1

Table 10 (continued)	(Per Cent)
	2007	2008	2009	2010	2011	2012	2013
Interest Rates
Bank Rate	4.6	3.2	0.6	0.9	1.3	1.3	1.3
Prime Rate	6.1	4.7	2.4	2.6	3.0	3.0	3.0
10-Year Government Bonds	4.3	3.6	3.3	3.2	2.8	1.9	2.3
Three-month T-Bills	4.1	2.3	0.3	0.6	0.9	0.9	1.0
Mortgage Rates
5-Year Rate	7.1	7.1	5.6	5.6	5.4	5.3	5.2
1-Year Rate	6.9	6.7	4.0	3.5	3.5	3.2	3.1
Canadian Household Debt Burden[1]
Consumer	42.1	44.4	48.0	47.2	47.3	46.5	46.6
Mortgage	86.0	90.8	95.0	97.9	101.2	103.0	105.0
Bank Loans	10.2	10.3	10.9	10.4	10.1	10.8	10.2
Other Loans	1.9	2.1	2.1	2.2	2.3	2.1	2.2
Total	140.2	147.5	155.9	157.7	161.0	162.4	163.9

[1]	Debt of the persons and unincorporated business sector as a share of household disposable income.

Note: All data are annual averages, except Canadian Household Debt Burden (year-end).

Sources: Statistics Canada’s National Balance Sheet Accounts and Bank of Canada.

Ontario and the G20, Real Gross Domestic Product, Annual Change, 2000–2013	Table 11
	(Per Cent)
	2000	2001	2002	2003	2004	2005	2006
Ontario	6.3	1.8	3.2	1.3	2.9	3.1	1.9
Canada	5.1	1.7	2.8	1.9	3.1	3.2	2.6
Argentina	(0.8)	(4.4)	(10.9)	9.0	8.9	9.2	8.4
Australia	3.1	2.6	3.9	3.0	4.1	3.1	2.7
Brazil	4.3	1.3	2.7	1.1	5.7	3.2	4.0
China	8.4	8.3	9.1	10.0	10.1	11.3	12.7
European Union	4.0	2.2	1.4	1.6	2.7	2.3	3.6
France	3.9	2.0	1.1	0.8	2.8	1.6	2.4
Germany	3.3	1.6	0.0	(0.4)	0.7	0.9	3.9
India	3.8	4.8	3.8	7.9	7.9	9.3	9.3
Indonesia	4.2	3.6	4.5	4.8	5.0	5.7	5.5
Italy	3.7	1.9	0.5	0.0	1.7	0.9	2.2
Japan	2.3	0.4	0.3	1.7	2.4	1.3	1.7
Mexico	5.3	(0.6)	0.1	1.4	4.3	3.0	5.0
Russia	10.0	5.1	4.7	7.3	7.2	6.4	8.2
Saudi Arabia	4.9	0.5	0.1	7.7	5.3	7.3	5.6
South Africa	4.2	2.7	3.7	2.9	4.6	5.3	5.6
South Korea	8.8	4.5	7.4	2.9	4.9	3.9	5.2
Turkey	6.8	(5.7)	6.2	5.3	9.4	8.4	6.9
United Kingdom	4.4	2.2	2.3	3.9	3.2	3.2	2.8
United States	4.1	1.0	1.8	2.8	3.8	3.3	2.7

Table 11 (continued)	Ontario and the G20, Real GDP, Annual Growth, 2000–2013
	(Per Cent)
	2007	2008	2009	2010	2011	2012	2013
Ontario	1.3	(0.1)	(3.1)	3.4	2.6	1.7	1.3
Canada	2.0	1.2	(2.7)	3.4	3.0	1.9	2.0
Argentina	8.0	3.1	0.1	9.1	8.6	0.9	2.9
Australia	4.5	2.7	1.5	2.2	2.6	3.6	2.3
Brazil	6.1	5.2	(0.3)	7.5	2.7	1.0	2.5
China	14.2	9.6	9.2	10.4	9.3	7.7	7.7
European Union	3.4	0.7	(4.4)	2.0	1.8	(0.3)	0.2
France	2.4	0.2	(2.9)	2.0	2.1	0.3	0.3
Germany	3.4	0.8	(5.1)	3.9	3.4	0.9	0.5
India	9.8	3.9	8.5	10.3	6.6	4.7	5.0
Indonesia	6.3	6.0	4.6	6.2	6.5	6.3	5.8
Italy	1.7	(1.2)	(5.5)	1.7	0.5	(2.4)	(1.9)
Japan	2.2	(1.0)	(5.5)	4.7	(0.5)	1.5	1.5
Mexico	3.1	1.4	(4.7)	5.1	4.0	4.0	1.1
Russia	8.5	5.2	(7.8)	4.5	4.3	3.4	1.3
Saudi Arabia	6.0	8.4	1.8	7.4	8.6	5.8	4.0
South Africa	5.5	3.6	(1.5)	3.1	3.6	2.5	1.9
South Korea	5.5	2.8	0.7	6.5	3.7	2.3	3.0
Turkey	4.7	0.7	(4.8)	9.2	8.8	2.1	4.1
United Kingdom	3.4	(0.8)	(5.2)	1.7	1.1	0.3	1.7
United States	1.8	(0.3)	(2.8)	2.5	1.6	2.3	2.2

Sources: International Monetary Fund, U.S. Bureau of Economic Analysis, Ontario Ministry of Finance and Statistics Canada.

Ontario and the G20, Employment, Annual Change, 2000–2013	Table 12
	(Per Cent)
	2000	2001	2002	2003	2004	2005	2006
Ontario	3.2	1.8	1.8	3.0	1.5	1.0	1.2
Canada	2.5	1.2	2.4	2.4	1.7	1.3	1.8
Argentina	0.1	(1.3)	4.5	3.9	6.1	2.9	3.6
Australia	2.6	1.3	1.9	2.3	1.7	3.4	2.5
Brazil	4.3	0.7	3.1	4.0	2.9	2.6	1.9
China	1.0	1.0	0.8	0.6	0.7	0.6	0.5
European Union	2.9	0.8	(0.1)	0.4	0.6	1.0	1.6
France	2.5	1.8	1.2	0.1	0.1	0.9	0.4
Germany	0.7	0.6	(0.7)	(1.0)	(1.3)	2.3	2.6
India	2.4	2.3	2.3	2.3	2.2	2.2	2.1
Indonesia	1.1	1.1	0.9	(0.9)	3.2	1.1	1.2
Italy	1.9	2.5	1.4	0.8	1.4	0.7	1.8
Japan	(0.2)	(0.5)	(1.3)	(0.2)	0.2	0.4	0.5
Mexico	(0.9)	0.4	1.5	1.5	2.1	4.0	2.7
Russia	3.5	0.2	2.3	(0.5)	1.5	1.4	1.3
Saudi Arabia	4.9	4.4	6.1	7.3	6.9	5.6	4.6
South Africa	2.5	(2.5)	(1.6)	(1.2)	1.7	5.5	4.4
South Korea	4.3	2.0	2.8	(0.1)	1.9	1.3	1.3
Turkey	(2.3)	0.0	(0.3)	(0.8)	2.0	(7.4)	1.5
United Kingdom	1.2	0.8	0.8	0.9	1.1	1.0	0.9
United States	2.2	0.0	(1.1)	(0.2)	1.1	1.7	1.8

Table 12 (continued)	Ontario and the G20, Employment, Annual Change, 2000–2013
	(Per Cent)
	2007	2008	2009	2010	2011		2012	2013
Ontario	1.8	1.6	(2.5)	1.7	1.8		0.8	1.4
Canada	2.4	1.7	(1.6)	1.4	1.6		1.2	1.3
Argentina	2.3	1.1	0.6	1.6	2.3		0.6	0.5
Australia	3.1	2.8	0.7	2.0	1.7		1.2	1.0
Brazil	2.6	3.4	0.7	3.5	2.1		2.2	0.7
China	0.5	0.4	0.3	0.4	0.4		0.4	0.4
European Union	1.8	1.0	(1.8)	(0.7)	0.3		(0.2)	(0.3)
France	2.3	1.3	(0.9)	0.0	0.4		0.0	(0.2)
Germany	2.0	1.5	(0.2)	0.7	2.6		0.9	0.9
India	2.1	2.1	2.0	2.0	1.9	*	1.8 *	1.6 *
Indonesia	3.9	3.3	2.4	3.4	2.3		2.4	1.0
Italy	1.0	0.8	(1.6)	(0.6)	0.4		(0.3)	(2.1)
Japan	0.6	(0.3)	(1.5)	(0.3)	(0.1)		(0.3)	0.7
Mexico	2.1	2.0	0.7	2.8	2.2		3.3	1.1
Russia	2.2	0.3	(2.1)	0.7	1.3		1.0	(0.2)
Saudi Arabia	3.2	3.2	1.6 *	3.2 *	3.5	*	3.8 *	3.3 *
South Africa	0.8	4.9	(2.7)	(2.8)	2.0		2.5	3.1
South Korea	1.2	0.6	(0.3)	1.4	1.7		1.8	1.6
Turkey	1.4	2.0	0.1	6.0	6.4		2.9	2.8
United Kingdom	0.7	0.7	(1.6)	0.2	0.5		1.2	1.3
United States	1.1	(0.6)	(4.3)	(0.7)	1.2		1.7	1.7

*	Oxford Economics estimate.

Sources: International Monetary Fund, Oxford Economics, U.S. Bureau of Labor Statistics and Statistics Canada.

Ontario and the G20, Unemployment Rates, 2000–2013	Table 13
	(Per Cent)
	2000	2001	2002	2003	2004	2005	2006
Ontario	5.7	6.3	7.2	6.9	6.8	6.6	6.3
Canada	6.8	7.2	7.7	7.6	7.2	6.8	6.3
Argentina	17.1	19.2	22.5	17.3	13.6	11.6	10.2
Australia	6.3	6.8	6.4	5.9	5.4	5.1	4.8
Brazil	7.1	11.3	11.7	12.3	11.5	9.8	10.0
China	3.1	3.6	4.0	4.3	4.2	4.2	4.1
European Union	8.9	8.7	9.0	9.1	9.2	9.0	8.2
France	9.5	8.8	8.6	8.6	8.9	8.9	8.9
Germany	8.0	7.9	8.7	9.8	10.5	11.3	10.2
India	9.5	9.2	8.9	8.5	8.2	7.8	7.5
Indonesia	6.1	8.1	9.1	9.5	9.9	11.2	10.3
Italy	10.1	9.1	8.6	8.5	8.0	7.7	6.8
Japan	4.7	5.0	5.4	5.2	4.7	4.4	4.1
Mexico	2.2	2.8	3.0	3.4	3.9	3.6	3.6
Russia	10.6	8.9	8.0	8.6	8.2	7.6	7.2
Saudi Arabia	4.6	4.6	5.3	5.6	5.8	6.1	6.3
South Africa	23.0	26.0	27.8	27.7	25.2	24.7	23.6
South Korea	4.4	4.0	3.3	3.6	3.7	3.7	3.5
Turkey	5.6	7.2	9.0	9.1	8.9	9.5	9.0
United Kingdom	5.5	5.1	5.2	5.0	4.8	4.9	5.5
United States	4.0	4.7	5.8	6.0	5.5	5.1	4.6

Table 13 (continued)	Ontario and the G20, Unemployment Rates, 2000–2013
	(Per Cent)
	2007	2008	2009	2010	2011	2012		2013
Ontario	6.4	6.5	9.0	8.7	7.8	7.8		7.5
Canada	6.0	6.1	8.3	8.0	7.4	7.2		7.1
Argentina	8.5	7.9	8.7	7.8	7.2	7.2		7.1
Australia	4.4	4.2	5.6	5.2	5.1	5.2		5.7
Brazil	9.3	7.9	8.1	6.7	6.0	5.5		5.4
China	4.0	4.2	4.3	4.1	4.1	4.1		4.1
European Union	7.2	7.1	9.0	9.6	9.6	10.4		10.8
France	8.0	7.5	9.1	9.3	9.2	9.8		10.3
Germany	8.7	7.5	7.8	7.1	6.0	5.5		5.3
India	7.2	6.8	6.5	6.1	5.8	5.6	*	5.6	*
Indonesia	9.1	8.4	7.9	7.1	6.6	6.1		6.3
Italy	6.1	6.8	7.8	8.4	8.4	10.7		12.2
Japan	3.8	4.0	5.1	5.0	4.6	4.3		4.0
Mexico	3.7	4.0	5.5	5.4	5.2	5.0		4.9
Russia	6.1	6.3	8.4	7.3	6.5	5.5		5.5
Saudi Arabia	5.6	5.2	5.4	5.5	5.8	5.4		5.5
South Africa	23.0	22.5	23.7	24.9	24.8	24.9		24.7
South Korea	3.3	3.2	3.7	3.7	3.4	3.2		3.1
Turkey	9.2	10.0	13.1	11.1	9.1	8.4		9.0
United Kingdom	5.4	5.7	7.7	7.9	8.1	8.0		7.6
United States	4.6	5.8	9.3	9.6	8.9	8.1		7.4

*	Oxford Economics estimate.

Note: Labour market data are subject to differences in definitions across countries and to many series breaks, though the latter are often of a minor nature.

Sources: International Monetary Fund, Oxford Economics, U.S. Bureau of Labor Statistics and Statistics Canada.

Ontario and the G20, CPI Inflation Rates, 2000–2013	Table 14
	(Per Cent)
	2000	2001	2002	2003	2004	2005	2006
Ontario	2.9	3.0	2.0	2.7	1.9	2.2	1.8
Canada	2.7	2.5	2.2	2.8	1.8	2.2	2.0
Argentina	(0.9)	(1.1)	25.9	13.4	4.4	9.6	10.9
Australia	4.5	4.4	3.0	2.7	2.3	2.7	3.6
Brazil	7.0	6.8	8.5	14.7	6.6	6.9	4.2
China	0.4	0.7	(0.8)	1.2	3.9	1.8	1.5
European Union	3.3	3.1	2.6	2.2	2.4	2.3	2.3
France	1.8	1.8	1.9	2.2	2.3	1.9	1.9
Germany	1.4	1.9	1.3	1.0	1.8	1.9	1.8
India	3.8	4.3	4.0	3.9	3.8	4.4	7.0
Indonesia	3.8	11.5	11.8	6.8	6.1	10.5	13.1
Italy	2.6	2.3	2.6	2.8	2.3	2.2	2.2
Japan	(0.7)	(0.8)	(0.9)	(0.3)	0.0	(0.3)	0.2
Mexico	9.5	6.4	5.0	4.6	4.7	4.0	3.6
Russia	20.8	21.5	15.8	13.7	10.9	12.7	9.7
Saudi Arabia	(1.1)	(1.3)	0.1	0.5	0.3	0.5	1.9
South Africa	5.4	5.7	9.2	5.8	1.4	3.4	4.7
South Korea	2.3	4.1	2.8	3.5	3.6	2.8	2.2
Turkey	55.0	54.2	45.1	25.3	8.6	8.2	9.6
United Kingdom	0.8	1.2	1.3	1.4	1.3	2.1	2.3
United States	3.4	2.8	1.6	2.3	2.7	3.4	3.2

Table 14 (continued)	Ontario and the G20, CPI Inflation Rates, 2000–2013
	(Per Cent)
	2007	2008	2009	2010	2011	2012	2013
Ontario	1.8	2.3	0.4	2.5	3.1	1.4	1.0
Canada	2.2	2.3	0.3	1.8	2.9	1.5	0.9
Argentina	8.8	8.6	6.3	10.5	9.8	10.0	10.6
Australia	2.3	4.4	1.8	2.9	3.3	1.8	2.5
Brazil	3.6	5.7	4.9	5.0	6.6	5.4	6.2
China	4.8	5.9	(0.7)	3.3	5.4	2.6	2.6
European Union	2.4	3.7	0.9	2.0	3.1	2.6	1.5
France	1.6	3.2	0.1	1.7	2.3	2.2	1.0
Germany	2.3	2.7	0.2	1.2	2.5	2.1	1.6
India	5.9	9.2	10.6	9.5	9.5	10.2	9.5
Indonesia	6.7	9.8	5.0	5.1	5.3	4.0	6.4
Italy	2.0	3.5	0.8	1.6	2.9	3.3	1.3
Japan	0.1	1.4	(1.3)	(0.7)	(0.3)	0.0	0.4
Mexico	4.0	5.1	5.3	4.2	3.4	4.1	3.8
Russia	9.0	14.1	11.7	6.9	8.4	5.1	6.8
Saudi Arabia	5.0	6.1	4.1	3.8	3.7	2.9	3.5
South Africa	7.1	11.5	7.1	4.3	5.0	5.7	5.8
South Korea	2.5	4.7	2.8	2.9	4.0	2.2	1.3
Turkey	8.8	10.4	6.3	8.6	6.5	8.9	7.5
United Kingdom	2.3	3.6	2.2	3.3	4.5	2.8	2.6
United States	2.8	3.8	(0.4)	1.6	3.1	2.1	1.5

Sources: International Monetary Fund, U.S. Bureau of Labor Statistics and Statistics Canada.

Ontario, International Merchandise Exports[1] by Major Commodity[2], 2013		Table 15
		Value ($ Millions)	Annual Change (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	56,082	(0.7)	34.2
2	Precious metals and stones	20,362	7.1	12.4
3	Mechanical equipment	14,387	(3.7)	8.8
4	Electrical machinery	6,259	(3.3)	3.8
5	Plastic products	5,850	3.7	3.6
6	Iron and steel	4,370	(4.8)	2.7
7	Pharmaceutical products	3,687	12.9	2.2
8	Nickel and articles thereof	3,356	(7.8)	2.0
9	Oils and other petroleum products	2,939	(8.1)	1.8
10	Furniture and accessories	2,923	1.5	1.8
11	Scientific, photo and med equipment	2,636	1.0	1.6
12	Iron and steel products	2,401	(6.5)	1.5
13	Cereal and baked products	2,344	8.7	1.4
14	Aircraft and parts	2,330	(18.7)	1.4
15	Inorganic chemicals	2,079	25.2	1.3
16	Organic chemicals	2,022	(0.7)	1.2
17	Paper products	1,933	(1.6)	1.2
18	Rubber products	1,845	(1.5)	1.1
19	Aluminium and articles	1,764	(3.2)	1.1
20	Miscellaneous chemical products	1,451	(0.9)	0.9
21	Wood products	1,117	30.6	0.7
22	Seeds and miscellaneous grains	1,077	(3.8)	0.7
23	Vegetables	1,015	23.5	0.6
24	Perfumes and cosmetics	979	5.4	0.6
25	Meat	912	7.3	0.6

	All other commodities	17,933	6.1	10.9

	Total Exports	164,050	0.9	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.
[2]	Product groupings based on two-digit Harmonized System codes.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Imports by Major Commodity[1], 2013		Table 16
		Value ($ Millions)	Annual Change (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	58,165	4.7	21.7
2	Mechanical equipment	38,186	0.6	14.2
3	Electrical machinery	31,525	4.0	11.8
4	Precious metals and stones	11,910	(9.3)	4.4
5	Plastic products	9,963	4.3	3.7
6	Pharmaceutical products	9,930	0.7	3.7
7	Scientific, photo and med equipment	8,865	2.8	3.3
8	Furniture and accessories	5,114	2.2	1.9
9	Iron and steel products	5,036	(1.7)	1.9
10	Iron and steel	4,802	(6.6)	1.8
11	Oils and other petroleum products	4,392	(23.0)	1.6
12	Organic chemicals	3,874	6.4	1.4
13	Paper products	3,533	5.3	1.3
14	Rubber products	3,476	(1.5)	1.3
15	Miscellaneous chemical products	2,628	5.4	1.0
16	Aluminium and articles	2,535	3.4	0.9
17	Perfumes and cosmetics	2,444	8.4	0.9
18	Fruit and nuts	2,436	8.4	0.9
19	Toys and sporting goods	2,339	3.2	0.9
20	Books and printed material	2,098	(1.0)	0.8
21	Beverages	2,056	8.1	0.8
22	Cereal and baked products	1,991	7.0	0.7
23	Meat	1,957	(0.5)	0.7
24	Non-knitted clothes	1,950	10.1	0.7
25	Knitted clothes	1,883	13.9	0.7

	All other commodities	43,106	6.2	16.1
	Domestic Imports	266,196	2.4	99.3
	Re-imports[2]	1,876	3.6	0.7

	Total Imports	268,071	2.4	100.0

[1]	Product groupings based on two-digit Harmonized System codes. Data are reported on a customs basis.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Exports[1] by Top 25 Trading Partners, 2013		Table 17
		Exports ($ Millions)	Annual Change (Per Cent)	Per Cent of Total
1	United States	128,757	1.6	78.5
2	United Kingdom	10,453	(28.7)	6.4
3	Hong Kong	3,880	161.2	2.4
4	China	2,156	9.8	1.3
5	Mexico	1,933	5.6	1.2
6	Norway	1,732	(12.0)	1.1
7	Japan	1,538	42.7	0.9
8	Germany	1,395	18.2	0.9
9	Switzerland	1,361	154.1	0.8
10	France	714	(12.1)	0.4
11	United Arab Emirates	707	213.5	0.4
12	Italy	683	58.0	0.4
13	Netherlands	626	(24.2)	0.4
14	Australia	510	(25.3)	0.3
15	South Korea	464	3.9	0.3
16	Saudi Arabia	446	(37.0)	0.3
17	Belgium	410	(9.0)	0.2
18	Brazil	384	(15.2)	0.2
19	India	372	(12.7)	0.2
20	Singapore	282	11.2	0.2
21	Thailand	250	51.8	0.2
22	Russian Federation	227	(39.7)	0.1
23	Chile	205	7.9	0.1
24	Taiwan	203	(13.5)	0.1
25	Ireland	191	45.9	0.1

	All other countries	4,174	(5.0)	2.5

	Total	164,050	0.9	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Imports[1] by Top 25 Trading Partners, 2013		Table 18
		Imports ($ Millions)	Annual Change (Per Cent)	Per Cent of Total
1	United States	150,835	2.3	56.3
2	China	29,800	5.2	11.1
3	Mexico	20,138	2.9	7.5
4	Japan	8,976	(10.3)	3.3
5	Germany	7,299	7.8	2.7
6	South Korea	5,265	22.2	2.0
7	Switzerland	3,090	7.8	1.2
8	Italy	2,812	8.0	1.0
9	United Kingdom	2,663	(13.7)	1.0
10	Taiwan	2,580	4.2	1.0
11	Peru	2,300	(20.5)	0.9
12	France	2,076	11.8	0.8
13	Thailand	1,573	0.5	0.6
14	Argentina	1,523	(18.0)	0.6
15	Malaysia	1,522	(0.3)	0.6
16	India	1,451	(3.6)	0.5
17	Brazil	1,293	(4.9)	0.5
18	Dominican Republic	1,118	558.1	0.4
19	Vietnam	1,045	37.3	0.4
20	Sweden	960	(7.6)	0.4
21	Belgium	935	54.0	0.3
22	Ireland	881	12.6	0.3
23	Netherlands	856	5.3	0.3
24	Chile	806	(21.0)	0.3
25	Spain	802	(10.1)	0.3

	All other countries	13,598	(1.3)	5.8
	Domestic imports	266,196	2.4	99.3
	Re-imports	1,876	3.6	0.7

	Total	268,071	2.4	100.0

[1]	Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Selected Demographic Characteristics, 2006–2014[1]	Table 19
	2006	2007	2008	2009	2010	2011	2012	2013	2014
Total Population (000s)	12,662	12,764	12,883	12,998	13,135	13,264	13,410	13,551	13,679
Annual Average Growth Over Preceding Year (%)	1.1	0.8	0.9	0.9	1.1	1.0	1.1	1.1	0.9
Median Age (Years)	38.4	38.7	39.0	39.3	39.6	39.8	40.0	40.2	40.4

Age Group Shares (%)
0–4	5.5	5.4	5.4	5.4	5.4	5.4	5.3	5.3	5.2
5–14	12.3	12.1	11.9	11.7	11.4	11.2	11.0	10.9	10.8
15–24	13.8	13.8	13.7	13.7	13.7	13.7	13.7	13.6	13.5
25–44	29.4	28.9	28.4	27.8	27.4	27.1	27.0	26.8	26.7
45–64	26.0	26.6	27.2	27.7	28.1	28.4	28.3	28.2	28.2
65–74	6.9	7.0	7.1	7.3	7.4	7.6	8.0	8.4	8.7
75+	6.2	6.3	6.4	6.4	6.5	6.6	6.7	6.8	6.9
Total Fertility Rate[2]	1.55	1.58	1.60	1.58	1.56	1.55	—	—	—

Life Expectancy at Birth (Years)[3]
Female	83.0	83.3	83.4	83.7	83.9	—	—	—	—
Male	78.6	78.9	79.1	79.4	79.8	—	—	—	—

Families (000s)[4]	3,422	—	—	—	—	3,612	—	—	—
Households (000s)[4]	4,555	—	—	—	—	4,888	—	—	—

[1]	Population estimates are for July 1.
[2]	Calendar-year data.
[3]	For three-year periods with the reference year as the middle year.
[4]	Families and households are from Census enumeration.

Source: Statistics Canada.

Ontario, Components of Population Growth, 2004–05 to 2013–14[1]	Table 20
	(Thousands)
	2004–05	2005–06	2006–07	2007–08	2008–09
Population at Beginning of Period	12,390	12,528	12,662	12,764	12,883
Births	133	134	137	141	140
Deaths	85	84	87	88	88
Immigrants	130	133	115	115	105
Net Emigrants[2]	24	25	20	21	18
Net Change in Non-permanent Residents	0	0	2	11	16
Interprovincial Arrivals	59	56	59	62	57
Interprovincial Departures	71	73	79	76	73
Population Growth During Period	138	134	103	118	115
Population at End of Period[3]	12,528	12,662	12,764	12,883	12,998
Population Growth (%)	1.1	1.1	0.8	0.9	0.9

Table 20 (continued)	(Thousands)
	2009–10	2010–11	2011–12	2012–13	2013–14
Population at Beginning of Period	12,998	13,135	13,264	13,410	13,551
Births	140	139	140	141	142
Deaths	88	91	90	93	97
Immigrants	117	105	101	106	102
Net Emigrants[2]	15	15	16	17	17
Net Change in Non-permanent Residents	13	15	23	18	11
Interprovincial Arrivals	60	58	60	55	68
Interprovincial Departures	64	62	71	69	82
Population Growth During Period	137	128	147	141	128
Population at End of Period[3]	13,135	13,264	13,410	13,551	13,679
Population Growth (%)	1.1	1.0	1.1	1.1	0.9

[1]	Data are from July 1 to June 30 (Census year).
[2]	Net Emigrants = Emigrants plus net change in temporary emigrants minus returning emigrants.
[3]	The sum of the components does not equal the total change in population due to residual deviation.

Source: Statistics Canada.

Ontario, Labour Force, 2000–2013	Table 21
	2000	2001	2002	2003	2004	2005	2006
Labour Force (000s)	6,169	6,322	6,493	6,675	6,766	6,823	6,884
Annual Labour Force Growth (%)	2.5	2.5	2.7	2.8	1.4	0.8	0.9
Participation Rate (%)
Male	73.3	73.4	73.7	74.2	74.0	73.4	72.6
Female	61.0	61.4	62.0	62.9	62.8	62.4	62.5
Share of Labour Force (%)
Youth (15–24)	16.4	16.3	16.4	16.4	16.3	16.1	16.1
Older Workers (45+)	32.0	32.6	33.5	34.8	35.5	36.3	37.4

Table 21 (continued)
	2007	2008	2009	2010	2011	2012	2013
Labour Force (000s)	7,013	7,133	7,147	7,237	7,302	7,357	7,441
Annual Labour Force Growth (%)	1.9	1.7	0.2	1.2	0.9	0.8	1.1
Participation Rate (%)
Male	72.5	72.7	71.7	71.4	71.4	71.1	70.8
Female	63.2	63.3	62.8	62.9	62.5	62.1	62.2
Share of Labour Force (%)
Youth (15–24)	16.2	16.0	15.5	15.1	15.1	14.6	14.6
Older Workers (45+)	38.2	39.4	40.5	41.4	41.9	42.2	42.4

Source: Statistics Canada.

Ontario, Employment, 2000–2013	Table 22
	2000	2001	2002	2003	2004	2005	2006
Total Employment (000s)	5,815	5,921	6,029	6,212	6,308	6,371	6,449
Male	3,122	3,165	3,209	3,299	3,349	3,383	3,401
Female	2,693	2,755	2,819	2,913	2,958	2,989	3,047
Annual Employment Growth (%)	3.2	1.8	1.8	3.0	1.5	1.0	1.2
Net Job Creation (000s)	180	106	108	183	96	63	78
Private-sector Employment (000s)	3,923	4,046	4,111	4,237	4,261	4,309	4,355
Public-sector Employment (000s)	991	995	1,029	1,057	1,105	1,132	1,163
Self-employment (000s)	901	879	889	918	942	930	931
Manufacturing Employment (% of total)	18.4	18.0	18.2	17.7	17.5	16.7	15.5
Services Employment (% of total)	73.0	73.5	73.5	73.6	73.9	74.3	75.4
Part-time (% of total)	18.0	17.9	18.3	18.5	18.2	18.2	17.9
Average Hours Worked Per Week[1]	38.0	37.5	37.3	36.6	37.1	37.2	36.8

Table 22 (continued)
	2007	2008	2009	2010	2011	2012	2013
Total Employment (000s)	6,564	6,666	6,502	6,610	6,731	6,784	6,879
Male	3,427	3,482	3,349	3,418	3,507	3,531	3,574
Female	3,137	3,184	3,153	3,193	3,225	3,253	3,306
Annual Employment Growth (%)	1.8	1.6	(2.5)	1.7	1.8	0.8	1.4
Net Job Creation (000s)	116	102	(164)	108	121	52	96
Private-sector Employment (000s)	4,384	4,389	4,240	4,293	4,352	4,410	4,475
Public-sector Employment (000s)	1,200	1,283	1,251	1,301	1,344	1,331	1,349
Self-employment (000s)	981	995	1,011	1,017	1,036	1,043	1,056
Manufacturing Employment (% of total)	14.4	13.4	12.2	11.8	11.8	11.8	11.3
Services Employment (% of total)	76.5	77.2	78.8	78.9	78.9	79.0	79.4
Part-time (% of total)	18.2	18.8	19.5	19.3	19.0	18.9	19.2
Average Hours Worked Per Week[1]	37.1	36.7	35.9	36.1	36.4	36.5	36.3

[1]	Average actual hours worked per week at all jobs, excluding persons not at work, in reference week.

Source: Statistics Canada.

Ontario, Unemployment, 2000–2013	Table 23
	2000	2001	2002	2003	2004	2005	2006
Total Unemployment (000s)	354	401	464	462	459	452	435
Unemployment Rate (%)	5.7	6.3	7.2	6.9	6.8	6.6	6.3
Male	5.6	6.5	7.4	7.1	6.9	6.6	6.4
Female	5.9	6.2	6.8	6.7	6.6	6.6	6.3
Toronto CMA[1]	5.5	6.3	7.4	7.7	7.5	7.0	6.6
Northern Ontario	8.2	8.0	8.2	7.4	7.8	7.0	7.4
Youth (15–24)	11.8	12.6	13.9	14.4	14.2	13.9	13.3
Older Workers (45+)	4.0	4.5	4.7	4.7	4.5	4.7	4.3
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	15.4	12.8	15.5	16.2	15.5	15.1	14.3
Youth (15–24)	33.7	32.2	31.9	34.1	34.1	33.7	33.8
Older Workers (45+)	22.4	22.9	22.2	23.5	23.5	26.0	25.5
Average Duration (weeks)	17.7	15.3	16.4	17.0	16.1	16.0	15.8
Youth (15–24)	9.7	8.6	9.4	9.4	8.8	8.7	8.7
Older Workers (45+)	28.4	25.7	24.5	27.2	24.3	23.9	23.7

Table 23 (continued)
	2007	2008	2009	2010	2011	2012	2013
Total Unemployment (000s)	449	466	645	627	570	574	561
Unemployment Rate (%)	6.4	6.5	9.0	8.7	7.8	7.8	7.5
Male	6.8	6.9	10.3	9.3	8.0	8.2	7.9
Female	6.0	6.1	7.6	8.0	7.6	7.3	7.1
Toronto CMA[1]	6.8	6.9	9.4	9.1	8.3	8.6	8.2
Northern Ontario	6.9	6.6	8.9	8.4	7.7	7.2	7.4
Youth (15–24)	13.0	13.7	17.5	17.2	15.8	16.9	16.1
Older Workers (45+)	4.5	4.9	6.7	6.6	5.9	5.8	5.6
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	13.0	13.3	18.3	25.1	23.9	22.1	23.2
Youth (15–24)	32.9	33.7	30.1	30.0	30.5	31.7	31.1
Older Workers (45+)	27.0	29.5	29.9	31.7	31.5	31.2	31.6
Average Duration (weeks)	14.6	14.6	18.2	22.1	22.1	21.8	21.8
Youth (15–24)	8.1	8.3	10.9	11.5	12.2	12.6	12.8
Older Workers (45+)	22.4	21.2	26.5	31.5	33.1	31.5	29.6

[1]	CMA is Census Metropolitan Area. Toronto CMA includes the city of Toronto; the regions of York, Peel and Halton (excluding Burlington); Uxbridge, Pickering, Ajax, Mono, Orangeville, New Tecumseth and Bradford West Gwillimbury.

Source: Statistics Canada.

Employment Insurance (EI) and Social Assistance, 2000–2013	Table 24
	2000	2001	2002	2003	2004	2005	2006
EI Regular Beneficiaries (000s)
Ontario	101	122	136	142	136	132	129
Canada	486	521	556	564	541	516	494
EI Total Benefit Payments ($ Millions)
Ontario	2,787	3,524	4,328	4,342	4,429	4,325	4,421
Canada	11,154	13,002	14,683	14,951	14,970	14,693	14,499
EI Contributions ($ Millions)
Ontario[1]	7,671	7,477	7,384	7,219	6,895	7,108	6,975
Canada[2]	18,751	18,344	18,213	17,833	17,172	17,830	16,949
EI Premium Rate[3] (% insured earnings)
Employer	3.36	3.15	3.08	2.94	2.77	2.73	2.62
Employee	2.40	2.25	2.20	2.10	1.98	1.95	1.87
Social Assistance Caseload (000s)[4]	436	408	411	413	418	431	443

Table 24 (continued)
	2007	2008	2009	2010	2011	2012	2013
EI Regular Beneficiaries (000s)
Ontario	131	143	247	216	175	159	155
Canada	479	486	734	684	583	535	503
EI Total Benefit Payments ($ Millions)
Ontario	4,685	4,937	7,955	7,259	6,049	5,853	5,718
Canada	14,562	15,033	21,272	20,619	18,247	17,700	17,293
EI Contributions ($ Millions)
Ontario[1]	6,921	6,718	6,745	6,943	7,343	7,857	8,634
Canada[2]	17,001	16,663	16,790	17,227	18,221	19,558	21,492
EI Premium Rate[3] (% insured earnings)
Employer	2.52	2.42	2.42	2.42	2.49	2.56	2.63
Employee	1.80	1.73	1.73	1.73	1.78	1.83	1.88
Social Assistance Caseload (000s)[4]	454	469	515	551	575	591	596

[1]	Figures for 2010, 2011, 2012 and 2013 are Ontario Ministry of Finance estimates.
[2]	Figures are reported by Statistics Canada for 1998 to 2009 and by the federal Department of Finance for 2010, 2011, 2012 and 2013.
[3]	EI premiums are collected on total earnings from the first dollar earned to the maximum insurable earnings.
[4]	Social assistance includes Ontario Works, the Ontario Disability Support Program, Temporary Care Assistance and Assistance for Children with Severe Disabilities and supports to First Nations.

Note: In 2014, the EI maximum weekly benefit is $514, which is 55 per cent of EI maximum insurable earnings of $48,600.

Sources: Statistics Canada, Employment and Social Development Canada, Department of Finance Canada, Ontario Ministry of Finance and Ontario Ministry of Community and Social Services.

Ontario, Labour Compensation, 2000–2013	Table 25
	2000	2001	2002	2003	2004	2005	2006
Average Weekly Earnings (AWE) ($)[1]	—	695.66	710.87	728.38	748.57	775.80	788.25
Increase (%)	—	—	2.2	2.5	2.8	3.6	1.6
CPI Inflation (%)	2.9	3.0	2.0	2.7	1.9	2.2	1.8
AWE Increase Less CPI Inflation (%)[2]	—	—	0.1	(0.2)	0.9	1.4	(0.2)
AWE – Manufacturing ($)	—	870.01	886.23	907.78	935.49	960.74	961.01
Increase (%)	—	—	1.9	2.4	3.1	2.7	0.0
Increase Less CPI Inflation (%)[2]	—	—	(0.1)	(0.3)	1.2	0.5	(1.8)
Wage Settlement Increases (%)[3]
All Sectors	2.6	2.9	3.0	3.1	2.9	2.7	2.5
Public	2.7	2.9	2.9	3.5	3.1	2.7	3.0
Private	2.4	2.9	3.0	1.9	2.7	2.4	1.8
Person Days Lost Due to Strikes and Lockouts (000s)	650	672	1,511	495	487	403	395
Minimum Wage at Year-end ($/hour)	6.85	6.85	6.85	6.85	7.15	7.45	7.75

Table 25 (continued)
	2007	2008	2009	2010	2011	2012	2013
Average Weekly Earnings (AWE) ($)[1]	818.61	837.91	848.85	881.43	893.41	906.09	920.12
Increase (%)	3.9	2.4	1.3	3.8	1.4	1.4	1.5
CPI Inflation (%)	1.8	2.3	0.4	2.5	3.1	1.4	1.0
AWE Increase Less CPI Inflation (%)[2]	2.0	0.1	1.0	1.4	(1.7)	0.0	0.5
AWE – Manufacturing ($)	997.21	999.39	949.82	999.34	1,005.84	1,035.64	1,049.51
Increase (%)	3.8	0.2	(5.0)	5.2	0.7	3.0	1.3
Increase Less CPI Inflation (%)[2]	2.0	(2.1)	(5.4)	2.7	(2.4)	1.6	0.3
Wage Settlement Increases (%)[3]
All Sectors	3.0	2.7	2.2	2.0	1.7	1.3	1.0
Public	3.1	3.1	2.4	1.9	1.6	1.4	0.5
Private	2.9	2.0	1.2	2.0	1.9	1.2	2.3
Person Days Lost Due to Strikes and Lockouts (000s)	389	282	1,550	705	352	201	288
Minimum Wage at Year-end ($/hour)	8.0	8.75	9.50	10.25	10.25	10.25	10.25

[1]	Average Weekly Earnings (AWE) includes overtime. Data available only from 2001.
[2]	Numbers may not add due to rounding.
[3]	Wage settlement increases are for collective agreements covering 200 or more employees for data prior to 2010 and 150+ employees from 2010 onwards, Ontario Ministry of Labour.

Sources: Statistics Canada, Ontario Ministry of Labour and Ontario Ministry of Finance.

Ontario, Employment by Occupation, 2002–2013	Table 26
	(Thousands)
	2002	2003	2004	2005	2006	2007
Management	563	586	619	620	655	635
Business, Finance and Administrative	1,120	1,151	1,200	1,168	1,213	1,217
Natural and Applied Sciences	445	447	434	465	464	482
Health	318	330	341	344	353	367
Social Science, Education, Government Service and Religion	470	474	473	540	544	575
Art, Culture, Recreation and Sport	178	191	201	198	198	206
Sales and Service	1,394	1,452	1,432	1,444	1,473	1,581
Trades, Transport and Equipment Operators	866	891	904	910	906	900
Primary Industry	123	130	136	145	156	154
Processing, Manufacturing and Utilities	553	562	570	537	486	448
Total	6,029	6,212	6,308	6,371	6,449	6,564

Table 26 (continued)	(Thousands)
	2008	2009	2010	2011	2012	2013
Management	660	646	636	608	632	613
Business, Finance and Administrative	1,257	1,231	1,235	1,268	1,262	1,293
Natural and Applied Sciences	503	482	519	529	525	531
Health	387	393	395	437	427	440
Social Science, Education, Government Service and Religion	603	630	661	641	658	679
Art, Culture, Recreation and Sport	225	227	236	247	232	247
Sales and Service	1,557	1,541	1,567	1,571	1,621	1,644
Trades, Transport and Equipment Operators	933	880	869	905	906	917
Primary Industry	131	131	135	148	144	137
Processing, Manufacturing and Utilities	410	342	358	379	378	379
Total	6,666	6,502	6,610	6,731	6,784	6,879

Note: Occupational groupings based on National Occupational Classification for Statistics (NOC-S) 2006.

Source: Statistics Canada.

Ontario, Distribution of Employment by Occupation, 2002–2013	Table 27
	(Per Cent)
	2002	2003	2004	2005	2006	2007
Management	9.3	9.4	9.8	9.7	10.2	9.7
Business, Finance and Administrative	18.6	18.5	19.0	18.3	18.8	18.5
Natural and Applied Sciences	7.4	7.2	6.9	7.3	7.2	7.3
Health	5.3	5.3	5.4	5.4	5.5	5.6
Social Science, Education, Government Service and Religion	7.8	7.6	7.5	8.5	8.4	8.8
Art, Culture, Recreation and Sport	3.0	3.1	3.2	3.1	3.1	3.1
Sales and Service	23.1	23.4	22.7	22.7	22.8	24.1
Trades, Transport and Equipment Operators	14.4	14.3	14.3	14.3	14.1	13.7
Primary Industry	2.0	2.1	2.2	2.3	2.4	2.4
Processing, Manufacturing and Utilities	9.2	9.0	9.0	8.4	7.5	6.8
Total	100.0	100.0	100.0	100.0	100.0	100.0

Table 27 (continued)	(Per Cent)
	2008	2009	2010	2011	2012	2013
Management	9.9	9.9	9.6	9.0	9.3	8.9
Business, Finance and Administrative	18.9	18.9	18.7	18.8	18.6	18.8
Natural and Applied Sciences	7.5	7.4	7.9	7.9	7.7	7.7
Health	5.8	6.0	6.0	6.5	6.3	6.4
Social Science, Education, Government Service and Religion	9.0	9.7	10.0	9.5	9.7	9.9
Art, Culture, Recreation and Sport	3.4	3.5	3.6	3.7	3.4	3.6
Sales and Service	23.4	23.7	23.7	23.3	23.9	23.9
Trades, Transport and Equipment Operators	14.0	13.5	13.1	13.4	13.3	13.3
Primary Industry	2.0	2.0	2.0	2.2	2.1	2.0
Processing, Manufacturing and Utilities	6.2	5.3	5.4	5.6	5.6	5.5
Total	100.0	100.0	100.0	100.0	100.0	100.0

Note: Occupational groupings based on National Occupational Classification for Statistics (NOC-S) 2006.

Source: Statistics Canada.

Ontario, Employment by Industry, 2000–2013	Table 28
	(Thousands)
	2000	2001	2002	2003	2004	2005	2006
Goods Producing Industries	1,569	1,570	1,600	1,638	1,647	1,637	1,589
Primary Industries	131	119	111	111	114	131	138
Manufacturing	1,072	1,067	1,095	1,100	1,104	1,065	1,001
Construction	320	334	342	372	370	393	403
Utilities	46	50	52	54	59	49	48
Services Producing Industries	4,246	4,351	4,429	4,574	4,661	4,734	4,860
Trade	879	932	917	933	962	986	1,006
Transportation and Warehousing	273	278	281	290	301	290	292
Finance, Insurance, Real Estate and Leasing	379	387	392	415	434	448	474
Professional, Scientific and Technical Services	417	439	436	447	435	436	449
Business, Building and Other Support	240	239	252	267	275	280	291
Educational Services	364	355	367	378	389	427	444
Health Care and Social Assistance	542	561	577	607	627	624	635
Information, Culture and Recreation	286	302	299	297	306	299	319
Accommodation and Food Services	340	332	362	365	364	363	375
Public Administration	282	283	297	313	311	321	312
Other Services	244	244	250	263	258	260	263
Total Employment	5,815	5,921	6,029	6,212	6,308	6,371	6,449

Table 28 (continued)	Ontario, Employment by Industry, 2000–2013
	(Thousands)
	2007	2008	2009	2010	2011	2012	2013
Goods Producing Industries	1,540	1,522	1,376	1,394	1,421	1,422	1,418
Primary Industries	130	123	120	125	129	131	125
Manufacturing	944	896	791	781	795	801	777
Construction	408	438	409	429	443	434	461
Utilities	57	65	57	59	55	56	55
Services Producing Industries	5,025	5,145	5,126	5,216	5,310	5,362	5,462
Trade	1,020	1,024	1,006	1,011	992	990	1,019
Transportation and Warehousing	301	325	312	304	322	317	332
Finance, Insurance, Real Estate and Leasing	473	473	503	498	501	509	519
Professional, Scientific and Technical Services	474	496	504	545	557	564	571
Business, Building and Other Support	293	297	265	284	289	294	316
Educational Services	466	480	461	489	479	504	517
Health Care and Social Assistance	670	693	705	718	766	762	785
Information, Culture and Recreation	327	309	317	322	346	333	317
Accommodation and Food Services	405	402	389	388	389	416	429
Public Administration	333	366	359	373	390	383	374
Other Services	265	281	307	284	280	291	282
Total Employment	6,564	6,666	6,502	6,610	6,731	6,784	6,879

Note: Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Ontario, Employment by Industry, Annual Change, 2000–2013	Table 29
	(Per Cent Change)
	2000	2001	2002	2003	2004	2005	2006
Goods Producing Industries	2.5	0.0	1.9	2.4	0.5	(0.6)	(3.0)
Primary Industries	(12.1)	(9.5)	(6.7)	0.5	2.8	14.2	5.7
Manufacturing	3.5	(0.4)	2.6	0.5	0.3	(3.6)	(6.0)
Construction	8.1	4.3	2.4	8.8	(0.6)	6.5	2.4
Utilities	(6.7)	9.2	4.2	4.4	7.7	(16.9)	(2.5)
Services Producing Industries	3.4	2.5	1.8	3.3	1.9	1.6	2.7
Trade	4.5	6.0	(1.7)	1.8	3.1	2.5	2.1
Transportation and Warehousing	5.7	1.8	0.9	3.4	3.6	(3.5)	0.7
Finance, Insurance, Real Estate and Leasing	(0.3)	2.1	1.3	5.9	4.6	3.3	5.8
Professional, Scientific and Technical Services	5.8	5.2	(0.5)	2.3	(2.5)	0.2	2.9
Business, Building and Other Support	8.4	(0.7)	5.5	5.9	3.1	1.9	3.9
Educational Services	0.2	(2.7)	3.4	3.0	2.9	9.8	4.1
Health Care and Social Assistance	5.6	3.5	2.9	5.2	3.2	(0.5)	1.8
Information, Culture and Recreation	10.1	5.8	(1.0)	(0.7)	3.0	(2.4)	6.7
Accommodation and Food Services	1.1	(2.3)	8.9	0.8	(0.1)	(0.5)	3.3
Public Administration	(1.4)	0.2	5.1	5.3	(0.5)	3.2	(3.0)
Other Services	(2.8)	0.2	2.3	5.4	(2.2)	0.9	1.2
Total Employment	3.2	1.8	1.8	3.0	1.5	1.0	1.2

Table 29 (continued)	Ontario, Employment by Industry, Annual Change, 2000–2013
	(Per Cent Change)
	2007	2008	2009	2010	2011	2012	2013
Goods Producing Industries	(3.1)	(1.2)	(9.6)	1.3	1.9	0.1	(0.3)
Primary Industries	(5.7)	(5.3)	(2.8)	4.6	3.0	1.7	(4.6)
Manufacturing	(5.6)	(5.1)	(11.8)	(1.2)	1.8	0.7	(2.9)
Construction	1.2	7.4	(6.6)	4.9	3.2	(1.8)	6.0
Utilities	20.6	12.6	(12.1)	3.7	(7.1)	1.8	(1.4)
Services Producing Industries	3.4	2.4	(0.4)	1.7	1.8	1.0	1.9
Trade	1.4	0.4	(1.8)	0.6	(1.8)	(0.2)	2.9
Transportation and Warehousing	2.8	8.0	(4.0)	(2.3)	5.8	(1.6)	4.8
Finance, Insurance, Real Estate and Leasing	(0.3)	0.0	6.3	(1.0)	0.7	1.6	1.9
Professional, Scientific and Technical Services	5.5	4.6	1.7	8.0	2.2	1.3	1.3
Business, Building and Other Support	0.8	1.2	(10.8)	7.1	1.9	1.6	7.7
Educational Services	4.9	3.1	(4.0)	6.1	(2.1)	5.3	2.6
Health Care and Social Assistance	5.5	3.6	1.6	1.9	6.7	(0.6)	3.0
Information, Culture and Recreation	2.5	(5.5)	2.6	1.7	7.4	(3.9)	(4.8)
Accommodation and Food Services	8.0	(0.7)	(3.1)	(0.2)	0.1	7.1	3.1
Public Administration	6.7	10.0	(1.9)	3.8	4.6	(1.8)	(2.2)
Other Services	0.6	6.0	9.3	(7.6)	(1.5)	4.1	(3.0)
Total Employment	1.8	1.6	(2.5)	1.7	1.8	0.8	1.4

Note: Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Ontario, Employment Level by Economic Regions, 2003–2013	Table 30
	(Thousands)
	2003	2004	2005	2006	2007	2008
Ontario	6,212	6,308	6,371	6,449	6,564	6,666
Region:*
East	818	819	828	842	874	901
Ottawa (510)	618	613	622	639	658	681
Kingston-Pembroke (515)	200	206	206	203	215	221
Greater Toronto Area (530)[1]	2,789	2,833	2,877	2,904	2,984	3,047
Central	1,454	1,481	1,498	1,527	1,536	1,551
Muskoka-Kawarthas (520)	176	182	170	181	180	182
Kitchener-Waterloo-Barrie (540)	601	616	643	658	658	662
Hamilton-Niagara Peninsula (550)	677	683	684	688	698	708
Southwest	778	805	800	813	802	798
London (560)	318	332	330	333	337	333
Windsor-Sarnia (570)	309	309	317	324	312	311
Stratford-Bruce Peninsula (580)	150	164	154	155	153	154
North	373	370	368	363	369	369
Northeast (590)	255	257	259	258	263	265
Northwest (595)	118	113	109	105	106	103

Table 30 (continued)		(Thousands)
		2009	2010	2011	2012	2013
Ontario		6,502	6,610	6,731	6,784	6,879
Region:*
East		882	882	899	911	901
Ottawa (510)		669	679	682	698	687
Kingston-Pembroke (515)		213	203	217	213	213
Greater Toronto Area (530)[1]		2,997	3,075	3,118	3,164	3,275
Central		1,511	1,530	1,576	1,575	1,578
Muskoka-Kawarthas (520)		174	174	177	173	168
Kitchener-Waterloo-Barrie (540)		647	663	690	687	704
Hamilton-Niagara Peninsula (550)		691	693	709	715	705
Southwest		759	768	777	777	772
London (560)		321	325	325	328	328
Windsor-Sarnia (570)		292	294	295	296	293
Stratford-Bruce Peninsula (580)		146	149	158	153	150
North		352	355	361	357	355
Northeast (590)		251	255	262	256	253
Northwest (595)		101	100	99	101	102

*	Standard deviations vary significantly across regions, decreasing as the size of the region increases.
[1]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.

Note: All figures are average annual employment levels.

Source: Statistics Canada.

Ontario, Employment Level by Industry for Economic Regions, 2013	Table 31
	(Thousands)
	All Industries	Agriculture	Resources[1]	Manufacturing
Ontario	6,879	87	38	777
Region:
East	901	15	2	54
Ottawa (510)	687	9	—	34
Kingston-Pembroke (515)	213	6	—	20
Greater Toronto Area (530)	3,275	7	7	350
Central	1,578	29	5	230
Muskoka-Kawarthas (520)	168	3	—	19
Kitchener-Waterloo-Barrie (540)	704	13	2	115
Hamilton-Niagara Peninsula (550)	705	14	2	96
Southwest	772	33	4	121
London (560)	328	10	—	45
Windsor-Sarnia (570)	293	8	2	54
Stratford-Bruce Peninsula (580)	150	15	2	21
North	355	2	21	23
Northeast (590)	253	2	17	18
Northwest (595)	102	—	3	5

Table 31 (continued)	(Thousands)
	Construction	Distributive[2]	Finance, Prof. & Mgmt.[3]	Info., Culture & Recreation[4]
Ontario	461	621	1,406	317
Region:
East	49	58	172	34
Ottawa (510)	35	41	140	27
Kingston-Pembroke (515)	14	17	32	7
Greater Toronto Area (530)	207	325	832	181
Central	125	134	255	60
Muskoka-Kawarthas (520)	16	14	24	6
Kitchener-Waterloo-Barrie (540)	54	60	115	27
Hamilton-Niagara Peninsula (550)	54	60	116	27
Southwest	54	71	107	28
London (560)	24	30	53	12
Windsor-Sarnia (570)	18	25	37	11
Stratford-Bruce Peninsula (580)	12	15	17	5
North	26	33	40	13
Northeast (590)	19	23	29	9
Northwest (595)	7	10	11	3

Table 31 (continued)	(Thousands)
	Retail Trade	Personal Services[5]	Education
Ontario	784	711	517
Region:
East	96	94	77
Ottawa (510)	69	69	56
Kingston-Pembroke (515)	27	24	20
Greater Toronto Area (530)	368	325	228
Central	183	173	129
Muskoka-Kawarthas (520)	20	22	12
Kitchener-Waterloo-Barrie (540)	81	68	61
Hamilton-Niagara Peninsula (550)	82	83	56
Southwest	87	81	56
London (560)	37	31	24
Windsor-Sarnia (570)	34	33	22
Stratford-Bruce Peninsula (580)	16	16	9
North	50	39	29
Northeast (590)	36	29	19
Northwest (595)	14	10	10

Table 31 (continued)	(Thousands)
	Health & Soc. Assistance	Public Administration
Ontario	785	374
Region:
East	116	135
Ottawa (510)	84	122
Kingston-Pembroke (515)	32	13
Greater Toronto Area (530)	319	124
Central	187	67
Muskoka-Kawarthas (520)	23	9
Kitchener-Waterloo-Barrie (540)	78	30
Hamilton-Niagara Peninsula (550)	86	29
Southwest	106	25
London (560)	48	12
Windsor-Sarnia (570)	39	10
Stratford-Bruce Peninsula (580)	18	3
North	57	23
Northeast (590)	38	15
Northwest (595)	19	9

All figures are average annual employment levels.

Sub-regional figures may not add up to regional totals due to rounding.

Employment numbers under 1,500 are suppressed because they are statistically unreliable.

See standard deviation and GTA note for Table 31.

Industrial groupings based on North American Industry Classification System (NAICS).

[1]	Includes Forestry, Fishing, Mining, Oil and Gas.
[2]	Includes Transportation and Warehousing, Utilities and Wholesale Trade.
[3]	Includes Finance, Insurance, Real Estate and Leasing; Management of Companies, Administrative and Support Services; and Professional, Scientific and Technical Services.
[4]	Includes industries such as Publishing, Motion Picture and Sound Recording, Broadcasting and Telecommunications, Information Services and Data Processing Services, Performing Arts, Spectator Sports and Related Industries, Heritage Institutions and Amusement, Gambling and Recreation.
[5]	Includes Accommodation and Food Services and Other Services (such as Repair and Maintenance, Personal and Laundry, Religious, Grant-making, Civic, Professional and Similar Organizations).

Source: Statistics Canada.

Ontario Economic Regions[1]	Table 32
East

Ottawa (510)	The united counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the city of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the regional municipalities of Durham, York, Peel and Halton (excluding the city of Burlington)

Southwest

London (560)	The counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The districts of Thunder Bay, Rainy River and Kenora

[1]	As defined by Statistics Canada, Standard Geographical Classification SGC 2006.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.